EXECUTION VERSION USActive 60082725.4 AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT, (this “Amendment”) dated as of December 1, 2023 (the “Amendment Date”), among NMF SLF I SPV, L.L.C., a Delaware limited liability company (the “Borrower”), NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C., a Delaware limited liability company (the “Collateral Manager”), NMF SLF I, INC., a Maryland Corporation (the “Equityholder”) and (the “Seller”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the administrative agent (the “Administrative Agent”) and as a lender (the “Lender”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the collateral custodian (the “Collateral Custodian”). WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Seller, the Administrative Agent, the Lender, the other lenders party from time to time thereto and the Collateral Custodian, are parties to the Loan and Security Agreement, dated as of December 23, 2020 (as amended from time to time prior to the date hereof, the “LSA”), providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower; WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent and the Lender desire to add Wells Fargo Bank, National Association as the swingline lender (the “Swingline Lender”) to make swingline advances; and WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent and the Lender desire to amend the LSA in accordance with Section 12.1 thereof and subject to the terms and conditions set forth herein. NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: ARTICLE I Definitions SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the LSA. ARTICLE II Amendments SECTION 2.1. As of the date of this Amendment, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the LSA attached as Appendix A hereto. USActive 60082725.4 2 ARTICLE III Representations and Warranties SECTION 3.1. The Borrower and the Collateral Manager hereby represent and warrant to the Administrative Agent and the Lender that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Collateral Manager contained in the LSA are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date). ARTICLE IV Conditions Precedent SECTION 4.1. This Amendment shall become effective as of the date first written above so long as the following conditions are satisfied: (a) the execution and delivery of this Amendment by each party hereto; (b) the Administrative Agent’s receipt of a legal opinion of Dechert LLP counsel to the Borrower in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request; (c) the Administrative Agent’s receipt of a good standing certificate of the Borrower and the Collateral Manager issued by Secretary of State of the State of Delaware and a certified copy of the resolutions of the board of directors of the Collateral Manager approving this Amendment and the transactions contemplated hereby, certified by an authorized officer (or similar) of the Equityholder; and (d) the Borrower shall have paid to the Administrative Agent, in immediately available funds for its own account, any fees (including reasonable and documented fees, disbursements and other charges of counsel to the Administrative Agent) to be received on the date hereof. ARTICLE V Miscellaneous SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 5.2. Severability Clause In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. USActive 60082725.4 3 SECTION 5.3. Ratification Except as expressly amended hereby, the LSA is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the LSA for all purposes. SECTION 5.4. Counterparts The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. SECTION 5.5. Headings The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. SECTION 5.6. Collateral Custodian Direction. By its execution hereof the Administrative Agent hereby authorizes and directs the Collateral Custodian to execute and deliver this Amendment on the date hereof, acknowledges and agrees that the Collateral Custodian shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Custodian from any liability in complying with such direction. In executing and delivering this Amendment, the Collateral Custodian shall be afforded all of the rights, privileges, immunities and indemnities afforded to it under the LSA as if such rights, privileges, immunities and indemnities were set forth herein; provided that such rights, privileges, immunities and indemnities shall be in addition to, and not in limitation of, any such rights, privileges, immunities and indemnities set forth in this Amendment. [Signature Page to Amendment No. 3 to Loan and Security Agreement (SLF I)] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above. NMF SLF I SPV, L.L.C. By: New Mountain Finance Advisers BDC, L.L.C., its Manager, as the Borrower By: ____________________________________ Name: Laura C. Holson Title: COO DocuSign Envelope ID: EBCC2EAC-CB5F-4C0B-809F-C514AB571E48

[Signature Page to Amendment No. 3 to Loan and Security Agreement (SLF I)] NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C., as Collateral Manager By: ____________________________________ Name: Laura C. Holson Title: COO and Managing Director DocuSign Envelope ID: EBCC2EAC-CB5F-4C0B-809F-C514AB571E48 [Signature Page to Amendment No. 3 to Loan and Security Agreement (SLF I)] NMF SLF I, INC., as the Equityholder and as the Seller By: ____________________________________ Name: Laura C. Holson Title: COO DocuSign Envelope ID: EBCC2EAC-CB5F-4C0B-809F-C514AB571E48 [Signature Page to Amendment No. 3 to Loan and Security Agreement (SLF I)] WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent By: __________________________________ Name: Title: R. Beale Pope Managing Director [Signature Page to Amendment No. 3 to Loan and Security Agreement (SLF I)] WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: __________________________________ Name: Title: R. Beale Pope Managing Director

[Signature Page to Amendment No. 3 to Loan and Security Agreement (SLF I)] WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Swingline Lender By: __________________________________ Name: Title: R. Beale Pope Managing Director [Signature Page to Amendment No. 3 to Loan and Security Agreement (SLF I)] WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Custodian By: Computershare Trust Company, N.A., as its attorney-in-fact By: __________________________________ Name: Title: APPENDIX A EXECUTION VERSION CONFORMED THROUGH SECONDTHIRD AMENDMENT DATED APRIL 28DECEMBER 1, 2023 Up To U.S. $450,000,000600,000,000 LOAN AND SECURITY AGREEMENT by and among NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C., as the Collateral Manager NMF SLF I SPV, L.L.C., as the Borrower NMF SLF I, INC., as the Equityholder and as the Seller EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as the Lenders WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Swingline Lender WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Custodian Dated as of December 23, 2020 USActive 55525956.1255525956.15

TABLE OF CONTENTS Page ARTICLE I. DEFINITIONS 2 Section 1.1. Certain Defined Terms. 2 Section 1.2. Other Terms. 46 Section 1.3. Computation of Time Periods. 46 Section 1.4. Interpretation. 46 ARTICLE II. THE FACILITY 48 Section 2.1. Advances. 48 Section 2.2. Procedures for Advances by the Lenders. 49 Section 2.3. Reduction of the Facility Amount; Optional Repayments. 5051 Section 2.4. Determination of Interest and Non-Usage Fee. 5152 Section 2.5. [Reserved]. 5152 Section 2.6. Principal Repayments. 5152 Section 2.7. Settlement Procedures. 52 Section 2.8. Alternate Settlement Procedures. 5455 Section 2.9. Collections and Allocations. 5556 Section 2.10. Payments, Computations, Etc. 57 Section 2.11. Fees. 5758 Section 2.12. Increased Costs; Capital Adequacy; Illegality. 58 Section 2.13. Taxes. 60 Section 2.14. Discretionary Sales. 64 Section 2.15. Assignment of the Sale Agreement. 65 Section 2.16. Defaulting Lenders. 65 Section 2.17. Refunding of Swingline Advances. 67 ARTICLE III. CONDITIONS TO CLOSING AND ADVANCES 6568 Section 3.1. Conditions to Closing and Initial Advance. 6568 Section 3.2. Conditions Precedent to All Advances and Reinvestments. 6770 Section 3.3. Custodianship; Transfer of Loans and Permitted Investments. 6972 ARTICLE IV. REPRESENTATIONS AND WARRANTIES 7073 Section 4.1. Representations and Warranties of the Borrower. 7073 i USActive 55525956.1255525956.15 TABLE OF CONTENTS (continued) Page Section 4.2. Representations and Warranties of the Borrower Relating to the Agreement and the Collateral. 7982 Section 4.3. Representations and Warranties of the Collateral Manager. 8083 Section 4.4. Representations and Warranties of the Collateral Custodian. 8386 Section 4.5. Representations and Warranties of the Seller. 8487 ARTICLE V. GENERAL COVENANTS 8488 Section 5.1. Affirmative Covenants of the Borrower. 8488 Section 5.2. Negative Covenants of the Borrower. 9093 Section 5.3. Affirmative Covenants of the Collateral Manager. 9296 Section 5.4. Negative Covenants of the Collateral Manager. 9699 Section 5.5. Affirmative Covenants of the Collateral Custodian. 97101 Section 5.6. Negative Covenants of the Collateral Custodian. 97101 Section 5.7. Covenants of the Seller and the Equityholder. 97101 ARTICLE VI. COLLATERAL MANAGEMENT 98103 Section 6.1. Designation of the Collateral Manager. 98103 Section 6.2. Duties of the Collateral Manager. 98103 Section 6.3. Authorization of the Collateral Manager. 100105 Section 6.4. Collection of Payments; Accounts. 100105 Section 6.5. Realization Upon Defaulted or Delinquent Loans. 102106 Section 6.6. [Reserved]. 102107 Section 6.7. Payment of Certain Expenses by Collateral Manager. 102107 Section 6.8. Reports. 102107 Section 6.9. Annual Statement as to Compliance. 103108 Section 6.10. The Collateral Manager Not to Resign. 104108 Section 6.11. Collateral Manager Defaults. 104109 ARTICLE VII. THE COLLATERAL CUSTODIAN 104109 Section 7.1. Designation of Collateral Custodian. 104109 Section 7.2. Duties of Collateral Custodian. 105109 Section 7.3. Merger or Consolidation. 108112 Section 7.4. Collateral Custodian Compensation. 108112 ii USActive 55525956.1255525956.15 TABLE OF CONTENTS (continued) Page Section 7.5. Collateral Custodian Removal. 108113 Section 7.6. Limitation on Liability. 108113 Section 7.7. Resignation of the Collateral Custodian. 110114 Section 7.8. Release of Documents. 110115 Section 7.9. Return of Underlying Instruments. 111115 Section 7.10. Access to Certain Documentation and Information Regarding the Collateral; Audits. 111116 ARTICLE VIII. SECURITY INTEREST 112116 Section 8.1. Grant of Security Interest. 112116 Section 8.2. Release of Lien on Collateral. 113117 Section 8.3. Further Assurances. 113118 Section 8.4. Remedies. 113118 Section 8.5. Waiver of Certain Laws. 114119 Section 8.6. Power of Attorney. 115119 ARTICLE IX. EVENTS OF DEFAULT 115120 Section 9.1. Events of Default. 115120 Section 9.2. Remedies. 117122 ARTICLE X. INDEMNIFICATION 118123 Section 10.1. Indemnities by the Borrower. 118123 Section 10.2. Indemnities by the Collateral Manager. 121126 Section 10.3. Taxes. 122127 ARTICLE XI. THE ADMINISTRATIVE AGENT 122127 Section 11.1. Appointment. 122127 Section 11.2. Standard of Care; Exculpatory Provisions. 123128 Section 11.3. Administrative Agent’s Reliance, Etc. 124129 Section 11.4. Credit Decision with Respect to the Administrative Agent. 124129 Section 11.5. Indemnification of the Administrative Agent. 125129 Section 11.6. Successor Administrative Agent. 125130 Section 11.7. Delegation of Duties. 126130 Section 11.8. Payments by the Administrative Agent. 126131 iii USActive 55525956.1255525956.15 TABLE OF CONTENTS (continued) Page Section 11.9. Collateral Matters. 126131 Section 11.10. Erroneous Payments. 127131 ARTICLE XII. MISCELLANEOUS 129133 Section 12.1. Amendments and Waivers. 129133 Section 12.2. Notices, Etc. 130135 Section 12.3. Ratable Payments. 130135 Section 12.4. No Waiver; Remedies. 130135 Section 12.5. Binding Effect; Benefit of Agreement. 131135 Section 12.6. Term of this Agreement. 131136 Section 12.7. Governing Law; Waiver of Jury Trial. 131136 Section 12.8. Consent to Jurisdiction; Waiver of Objection to Venue; Waivers. 131136 Section 12.9. Costs and Expenses. 132137 Section 12.10. No Proceedings. 132137 Section 12.11. Recourse Against Certain Parties. 133137 Section 12.12. Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances. 134139 Section 12.13. Confidentiality. 135140 Section 12.14. Execution in Counterparts; Severability; Integration. 136141 Section 12.15. Waiver of Setoff. 137142 Section 12.16. Status of Lenders; Assignments by the Lenders. 137142 Section 12.17. Heading and Exhibits. 139143 Section 12.18. Intent of the Parties. 139144 Section 12.19. Recognition of the U.S. Special Resolution Regimes. 139144 iv USActive 55525956.1255525956.15

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this "Agreement") is made as of December 23, 2020, by and among:

NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C., a Delaware limited liability company, as the collateral manager (together with its successors and assigns in such capacity, the "Collateral Manager");

NMF SLF I SPV, L.L.C., a Delaware limited liability company, as the borrower (the "Borrower");

NMF SLF I, INC., a Maryland corporation, as the equityholder (the "Equityholder") and as the seller (the "Seller");

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a "Lender", collectively, the "Lenders");

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as swingline lender (together with its successors and assigns in such capacity, the "Swingline Lender");

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent hereunder (together with its successors and assigns in such capacity, the "Administrative Agent"); and

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the "Collateral Custodian").

R E C I T A L S

WHEREAS, the Borrower has requested that the Lenders provide Commitments and make Advances (each as defined below) from time to time prior to the Revolving Period End Date (as defined below) for the general business purposes of the Borrower;

WHEREAS, the Borrower has requested that the Collateral Manager act as the collateral manager of the Borrower and manage the Collateral (as defined below);

WHEREAS, the Borrower and the Lenders have requested the Collateral Custodian to act as Collateral Custodian hereunder, with all covenants and agreements made by the Borrower herein being for the benefit and security of the Secured Parties; and the Collateral Custodian is willing to accept the trusts created hereby; and

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Lender, the Administrative Agent or the Collateral Custodian, any Approved Broker Dealer or Approved Valuation Firm, accountants, agents and counsel of any of the foregoing for reasonable fees and expenses or any other Person in respect of any other reasonable fees, expenses, or other payments (including indemnification payments).

"Advance": The meaning specified in Section 2.1(aEach funding by the Lenders (including the Swingline Lender) hereunder (including each Loan Advance, Swingline Advance and each advance made for the purpose of refunding the Swingline Lender for any Swingline Advance made pursuant to Section 2.17).

"Advance Date": With respect to any Advance, the date on which such Advance is made.

"Advance Rate": With respect to (a) any Broadly Syndicated Loan, 65%, (b) any Middle Market Loan, 60%, (c) any Recurring Revenue Loan, 50%, and (d) any Second Lien Loan, 25%.

"Advances Outstanding": On any day, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day.

"Affected Party": The Administrative Agent, each Lender, all assignees and participants of each Lender and any sub-agent of the Administrative Agent.

"Affiliate": With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; *provided* that, for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, "control," when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Aggregate Adjusted Balance": On any date of determination, the sum of the Adjusted Balances of all Eligible Loans on such date.

"Aggregate OLB": On any date of determination, the sum of the OLBs of all Eligible Loans on such date.

"Aggregate Unfunded Exposure Amount": On any date of determination, the sum of the Unfunded Exposure Amounts of all Loans included in the Collateral.

"Agreement": The meaning specified in the Preamble.

"Anti-Corruption Laws": (a) ~~the~~The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or

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anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Collateral Manager, the Equityholder, the Seller or any of their respective Subsidiaries is located or doing business.

"Anti-Money Laundering Laws": Applicable Laws in any jurisdiction in which the Borrower, the Collateral Manager, the Equityholder, the Seller or any of their respective Subsidiaries is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

"Applicable Law": For any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final tax regulations), statutes, treaties, codes, ordinances, permits, certificates, licenses and orders of, and interpretations by, any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

"Applicable Spread": A rate *per annum* equal to ~~the percentage determined in accordance with the following formula, rounded to four decimal places:~~

~~$\text{Applicable Spread} = (AS_B \times \text{Percentage}_B) + (AS_O \times \text{Percentage}_O)$~~

~~where: AS_B = 1.70%;~~
~~AS_O = 2.20%;~~

~~Percentage_B = Average A_B / Average A_{Agg};~~
~~Percentage_O = Average A_O / Average A_{Agg};~~

Average A_B = (the aggregate Adjusted Balance of all Broadly Syndicated Loans on the first day of the related Accrual Period + the aggregate Adjusted Balance of all Broadly Syndicated Loans on the last day of the related Accrual Period) / 2;

Average A_O = (the aggregate Adjusted Balance of all Loans other than Broadly Syndicated Loans on the first day of the related Accrual Period + the aggregate Adjusted Balance of all Loans other than Broadly Syndicated Loans on the last day of the related Accrual Period) / 2; and

Average A_{Agg} = Average A_B + Average A_O.2.40%; *provided* that the "Applicable Spread" shall be 3.354.00% after the

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occurrence and during the continuance of an Event of Default.

"Approval Notice": A notice substantially in the form of Exhibit A-5 attached hereto, executed by the Administrative Agent, evidencing the approval of the Administrative Agent, in its sole discretion in accordance with clause (B) of the definition of "Eligible Loan", of the Loans to be added to the Collateral.

"Approved Broker Dealer": (a) Each broker dealer listed on part I of Schedule II hereto and (b) any other financial institution designated as an "Approved Broker Dealer" by the Collateral Manager and reasonably acceptable to the Administrative Agent.

"Approved Valuation Firm": (a) Each valuation firm listed on part II of Schedule II hereto and (b) any other financial institution designated as an "Approved Valuation Firm" by the Collateral Manager and reasonably acceptable to the Administrative Agent.

"Asset Rejection Percentage": The ratio of (a)(i) the number of Partially Eligible Loans submitted by the Borrower to the Administrative Agent to be included in the Collateral which are rejected by the Administrative Agent pursuant to clause (B) of the definition of "Eligible Loan" plus (ii) the number of Eligible Loans which are given an Assigned Value of less than 50% of their respective Purchase Price by the Administrative Agent pursuant to clause (a)(iii) of the definition of "Assigned Value" to (b) the total number of Partially Eligible Loans submitted by the Borrower to the Administrative Agent to be included in the Collateral; *provided* that, until fifteen (15) Partially Eligible Loans have been submitted to the Administrative Agent by the Borrower, the Asset Rejection Percentage shall be zero.

"Assigned Value":

(a) With respect to any Loan as of any date of determination and subject to the following clauses (b) through (fg), the lowest of (i) 100%, (ii) the Purchase Price with respect to such Loan and (iii) the value (expressed as a percentage of par) of such Loan as determined by the Administrative Agent in its sole discretion. For the avoidance of doubt, other than pursuant to clauses (d) and (g) of the definition hereof, the "Assigned Value" of any Loan may not subsequently be adjusted absent a Value Adjustment Event with respect to such Loan or pursuant to the last paragraph of this definition of "Assigned Value".

(b) [Reserved].

(c) If a Value Adjustment Event of the type described in clause (a) of the definition thereof with respect to such Loan occurs, the "Assigned Value" of such Loan may be amended by the Administrative Agent in its sole discretion; *provided* that (x) with respect to any Broadly Syndicated Loan, the Administrative Agent shall not adjust the Assigned Value to a value lower than the lower of (Ai) the Market Value of such Loan on such date and (Bii) the Initial Assigned Value with respect to such Loan on such date and (y) with respect to any other type of Loan (but excludingother than a Recurring Revenue Loans) and solely with respect to the occurrence of a Value Adjustment Event of the type described in clause (a) of the definition thereof with respect to such Loan, immediately after giving effect to any such

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USActive 55525956.1255525956.15 6 Total Leverage Ratio Minimum Facility Attachment Ratio Minimum Facility Attachment Ratio Greater than or equal to 5.00 and less than 6.00x Less than 5.00x 2.70x Facility Attachment Ratio as of the date of acquisition of such Loan Greater than or equal to 5.00 and less than 6.00x First Lien Loans Facility Attachment Ratio as of the date of acquisition of such Loan less 0.25x Greater than or equal to 6.00 and less than 7.00x Less than 4.25x Greater than or equal to 6.00 and less than 7.00x 2.60x Facility Attachment Ratio as of the date of acquisition of such Loan less 0.50x Greater than or equal to 7.00x 2.90x 0.00x Greater than or equal to 7.00 and less than 8.00x Designated Loans 2.40x Total Leverage Ratio Minimum Facility Attachment Ratio reevaluation,Loan), the Administrative Agent shall not adjust the Assigned Value shall not beto a value lower than the lower of (1i) the Initial Assigned Value ofwith respect to such Loan on such date and (2ii) such value that would result in the Facility Attachment Ratio for such Loan being equal to or lower than the “Minimum Facility Attachment Ratio” specified therefor in accordance with the grids below: Greater than or equal to 8.00x Less than 6.00x Greater than or equal to 4.25 and less than 5.00x Lesser of (x) the Facility Attachment Ratio as of the date of acquisition of such Loan and (y) 2.00x 0.00x Net Senior Leverage Ratio Greater than or equal to 6.00x 0.00x 2.80x (d) InAt any time, the event that aBorrower may request a revaluation of any Loan (other than a Loan subject to an ongoing Value Adjustment Event results in the reduction of the) with an Assigned Value of any Eligible Loan and, subsequent to such reduction, either (i) the Net Senior Leverage Ratio (inless than 100%, and the Administrative Agent may, in its sole discretion, adjust the Assigned Value of such Loan to the lesser of (i) the Administrative Agent’s discretionary Assigned Value (which for the caseavoidance of any Value Adjustment Event pursuant to clause (a)(i) ofdoubt, may not be less than the existing Assigned Value with respect to such definition),Loan) and (ii) the Cash Interest Coverage Ratio (100%; provided that, in connection with any Value Adjustment Event pursuant to clause (b) of such definition), (iii)such adjustment and with notice to the Borrower, the Total Leverage Ratio (in the case of any Value Second Lien Loans Adjustment Event pursuant to clause (a)(ii) of such definition) or (iv) all of the Net Senior Leverage Ratio,Administrative Agent may, in its sole discretion, reset the Original Cash Interest Coverage Ratio and, the Original Total Leverage Ratio (in the case of any Value Adjustment Event pursuant to clauses (a) and (b) of such definition) is or are improved to the applicable levels reported on the Purchase Date of such Loan, then on any Business Day the Borrower may, by written notice to the Administrative Agent, request that the Assigned Value of such Loan be re-determined by the Administrative Agent in its sole discretion in accordance with terms of the definition of “Assigned Value” in this Section 1.1;and the Original Net Senior Leverage Ratio for such Loan. (e) The Assigned Value shall be zero for any Loan that is not an Eligible Loan; . (f) The Assigned Value shall be zero for any Loan subject to mandatory repurchase by the Seller under the Sale Agreement; and. (g) the Assigned Value shall be zero for any Ramp-up Participation Interest which is not converted to a full assignment within sixty (60) days after the execution and delivery of the Master Participation Agreement pursuant to which such Ramp-up Participation Interest has been conveyed (or such longer period to which the Administrative Agent has provided its agreement in its sole discretion) (g) After the occurrence or during the continuance of a Value Adjustment Event, the Borrower may request (or the Administrative Agent may apply absent such a request from the Borrower) an increase in the Assigned Value up to the Initial Assigned Value with respect to such Loan. Any Assigned Value determined hereunder with respect to any Loan on any date after the date such Loan is transferred to the Borrower shall be communicated by the Administrative Agent to the Borrower, the Collateral Manager, the Collateral Custodian and the Lenders. “Availability”: As of any day, an amount equal to the excess, if any, of (i) the Borrowing Base minus (ii) the Advances Outstanding on such day; provided that at all times on and after the earliest to occur of the Revolving Period End Date, the Revolving Period Termination Date and the Termination Date, the Availability shall be zero. “Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Collection Period. “Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time. “Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 0.50% and (b) the Prime Rate in effect on such day. USActive 55525956.1255525956.15 7 “Benchmark”: Initially, Daily Simple SOFR; provided that if a Benchmark Transition Event with respect to Daily Simple SOFR has occurred, then “Benchmark” means with respect to the Obligations, interest, fees, commissions or other amounts payable, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 12.1(a). “Benchmark Replacement”: With respect to any Benchmark Transition Event, the sum of with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to such Benchmark for syndicated credit facilities and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents. “Benchmark Replacement Adjustment”: With respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date”: The earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication USActive 55525956.1255525956.15 8 the Collateral Manager under the Transaction Documents for a period of 30 days after the final such appeal; (i) any failure by the Collateral Manager to make any payment, transfer or deposit into the Collection Account as required by this Agreement which continues unremedied for a period of two (2) Business Days; (j) the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period) with respect to any recourse debt which debt is in excess of United States $15,000,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such recourse debt; (k) the occurrence or existence of any change with respect to the Collateral Manager which the Administrative Agent in its sole discretion determines has a Material Adverse Effect; (l) any Change of Control described in clause (d) of the definition thereof occurs; (m) any failure by the Collateral Manager to deliver any Required Reports hereunder on or before the date occurring two (2) Business Days after the date such report is required to be made or given, as the case may be, under the terms of this Agreement; (n) the rendering against the Collateral Manager of one or more final judgments, decrees or orders for the payment of money in excess of United States $15,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution; or (o) the Equityholder shall fail to maintain at least $14,000,00020,000,000 of unencumbered liquidity (calculated as the sum (without duplication) of (i) cash or cash equivalents, (ii) assets which satisfy the criteria set forth in the definition of Eligible Loans (other than clauses (A) and (B) and except that they are owned by the Equityholder or an Affiliate thereof instead of the Borrower), (iii) committed, undrawn equity capital, (iv) uncalled capital commitments that are in excess of any indebtedness incurred under a subscription facility, in each case which are not subject to any Liens (other than all asset liens or liens in favor of a subscription facility lender) or which otherwise would be considered available for general corporate purposes in the reasonable determination of the Collateral Manager and (v) the Availability). “Collateral Manager Termination Notice”: The meaning specified in Section 6.11 “Collection Account”: Collectively, the Interest Collection Account and the Principal Collection Account. “Collection Period”: With respect to the first Payment Date, the period from and including the Closing Date to and including the Determination Date immediately preceding the first Payment Date; and thereafter, the period from but excluding the Determination Date USActive 55525956.1255525956.15 14

immediately preceding the previous Payment Date to and including the Determination Date immediately preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date). “Collections”: All cash collections and other cash proceeds of any Collateral, including, without limitation or duplication, any Interest Collections, Principal Collections, collections on Permitted Investments or other amounts received in respect thereof (but excluding any Excluded Amounts). “Commitment”: With respect to each Lender, the commitment of such Lender to make Advances in accordance herewith in an amount up to (a) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the dollar amount set forth opposite such Lender’s name on Annex B hereto or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as such amounts may be reduced, increased or assigned from time to time pursuant to the terms of this Agreement, and (b) on or after the earlier to occur of the Revolving Period End Date or the Termination Date, zero. “Commitment Reduction Fee”: With respect to any reduction of the Facility Amount pursuant to Section 2.3(a), an amount equal to the product of (i) the amount of such reduction multiplied by (ii) the applicable Commitment Reduction Percentage. “Commitment Reduction Percentage”: On any date (a) on or prior to the second anniversary of the Third Amendment Closing Date, the Asset Rejection Percentage is less than or equal to 50%, and (i) if such date is on or prior to the first anniversary of the Third Amendment Closing Date, 2.00% or (ii) if such date is after the first anniversary of the Third Amendment Closing Date, a percentage equal to the product of (x) the number of days remaining until the two-year anniversary of the Third Amendment Closing Date divided by 365 and (y) 1.00% and (b) where either the Asset Rejection Percentage is greater than 50% or such date is after the second anniversary of the Third Amendment Closing Date, zero percent. “Conforming Changes”: With respect to the use or administration of Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents). USActive 55525956.1255525956.15 15 “Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject. “Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled Group”: (a) The controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code), in each case of which the applicable Borrower is a member. “Corporate Trust Office”: The designated corporate trust office of the Collateral Custodian specified on Annex A or such other address within the United States as the Collateral Custodian may designate from time to time by notice to the Administrative Agent. “Covenant Compliance Period”: The period beginning on the Closing Date and ending on the date on which all Commitments have been terminated and the Obligations have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted). “Covered Party”: Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b). “Credit and Collection Policy”: The written credit policies and procedures manual of the Collateral Manager set forth on Schedule IV, as such credit and collection policy may be as amended or supplemented from time to time in accordance with Section 5.1(h). “Daily Simple SOFR”: For any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily USActive 55525956.1255525956.15 16 Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. Daily Simple SOFR in no event shall be less than the Floor. “Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default. “Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Advances or participations in Swingline Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. “Default Right”: The meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Delayed Draw Loan”: A Loan that requires one or more future advances to be made by the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that, such Loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation. “Designated Loan”: Any Loan that the Administrative Agent, in its sole discretion, has designated as a “Designated Loan” on the related Approval Notice solely for the purposes of determining the Assigned Value of such Loan in reference to the “Minimum Facility Attachment Ratio” specified therefor and set forth in the definition of “Assigned Value.” “Determination Date”: The last day of each calendar month; provided that, with respect to the Termination Date, the Determination Date shall be the Termination Date. “DIP Loan”: Any Loan (i) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (ii) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (iii) the terms of which have been approved USActive 55525956.1255525956.15 17 by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding). “Discretionary Sale”: The meaning specified in Section 2.14. “Discretionary Sale Date”: With respect to any Discretionary Sale, the Business Day on which such Discretionary Sale occurs. “Disruption Event”: The occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent, the Collateral Manager and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Manager and the Borrower of a determination by such Lender that the rate at which Dollars are being offered to such Lender does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (c) any Lender shall have notified the Administrative Agent, the Collateral Manager and the Borrower of the inability of such Lender, as applicable, to obtain Dollars to make, fund or maintain any Advance; provided that if the circumstances described above have arisen and such circumstances are unlikely to be temporary then no Disruption Event shall have been deemed to occur and a Benchmark Transition Event shall have occurred. “Distressed Loan”: Any Loan (i) that is issued pursuant to an Underlying Instrument governing the issuance of indebtedness having an aggregate principal amount (whether drawn or undrawn) of less than $350,000,000 at the time of issuance, (ii) with respect to which the EBITDA of the related Obligor set forth on the most recently delivered financial statements is less than $75,000,000 and (iii) either (x) for which bid side prices cannot be obtained from at least two independent broker-dealers or (y) for which the average bid side prices obtained from independent broker-dealers is less than 80% (expressed as a percentage of par) or (iv) that has a S&P rating of “CCC+” or lower or a Moody’s rating of “Caa1” or lower. “Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States. “EBITDA”: With respect to the Relevant Test Period with respect to the related Loan, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the related Underlying Instruments, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the principal Obligor on such Loan and any parent or subsidiary that is obligated pursuant to the Underlying Instruments for such Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) unallocated depreciation and amortization for such Relevant Test Period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) and any other item the Borrower and the Administrative Agent mutually deem to be appropriate; USActive 55525956.1255525956.15 18 provided that, with respect to any Obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available. “Eligible Loan”: Each Loan (A) for which the Administrative Agent and the Collateral Custodian have received (or, in accordance with clause (b) of the definition of “Required Loan Documents”, the Collateral Custodian will receive) the related Required Loan Documents; (B) that has been approved by the Administrative Agent in its sole discretion on or prior to the date of the related Transaction; and (C) that satisfies each of the following eligibility requirements (unless the Administrative Agent in its sole discretion agrees to waive any such eligibility requirement with respect to such Loan): (a) such Loan is a First Lien Loan, a Recurring Revenue Loan, or a Second Lien Loan or a Ramp-up Participation Interest; (b) such Loan is denominated and payable only in Dollars in the United States and does not permit the currency in which such Loan is payable to be changed; provided that the sum of the OLBs of all Loans denominated in a currency other than Dollars may comprise up to 5% of the Aggregate OLB; (c) the acquisition of such Loan will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act; (d) such Loan does not constitute a DIP Loan; (e) the primary Underlying Asset for such Loan is not real property; (f) such Loan is in the form of and is treated as indebtedness of the related Obligor for United States federal income tax purposes; (g) as of the date such Loan is first included as part of the Collateral hereunder, such Loan is not delinquent in payment after taking into account any applicable grace or cure period; (h) such Loan and any Underlying Assets comply in all material respects with all Applicable Laws; (i) such Loan is eligible under its Underlying Instruments (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to be sold to the Borrower and to have a security interest therein granted to the Administrative Agent, as agent for the Secured Parties; (j) such Loan, together with the Underlying Instruments related thereto, (i) is, to the knowledge of the Borrower following the Borrower’s completion of customary due diligence, in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, subject to customary bankruptcy, insolvency and equity limitations, (ii) is not subject to any litigation, dispute or offset as of the Purchase Date or, to the knowledge of the Collateral Manager, on any subsequent date, and (iii) contains provisions substantially to the effect that the Obligor’s USActive 55525956.1255525956.15 19 payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Borrower or any assignee thereof except as required by law; (k) such Loan (i) was originated and underwritten, or purchased and re-underwritten, by the Borrower or any of its Affiliates in accordance with the Credit and Collection Policy and (ii) is fully documented; (l) (i) the Borrower has good and marketable title to, and is the sole owner of, such Loan, and (ii) the Borrower has granted to the Administrative AgentLenders a valid and perfected first-priority (subject to Permitted Liens) security interest in the Loan and, other than with respect to each Ramp-up Participation Interest, Underlying Instruments, for the benefit of the Secured Parties; (m) such Loan, and any payment made with respect to such Loan, is not subject to any withholding tax (other than withholding tax in respect of commitment, amendment, waiver, consent, extension or other similar fees) unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis (subject only to customary carve-outs); (n) (x) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance by the Borrower of such Loan and (y) all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the borrowing or performance by the related Obligor of such Loan (unless the failure to do so could not be reasonably expected to have a material adverse effect), in each case have been duly obtained, effected or given and are in full force and effect; (o) such Loan and the Underlying Instruments related thereto, are eligible to be sold, assigned or transferred to the Borrower, and neither the sale, transfer or assignment of such Loan to the Borrower, nor the granting of a security interest hereunder to the Administrative Agent, violates, conflicts with or contravenes in any material respect any Applicable Law or any contractual or other restriction, limitation or encumbrance binding on the Borrower; (p) such Loan requires the related Obligor to pay customary maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the related, underlying collateral of such Loan; (q) such Loan has an original term to stated maturity as of the Purchase Date that does not exceed ten (10) years; (r) the Underlying Instruments for such Loan do not contain a confidentiality provision that would prohibit the Administrative Agent or any Secured Party from obtaining all necessary information with regard to such Loan, so long as the Administrative Agent or such USActive 55525956.1255525956.15 20 Secured Party, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments; (s) such Loan requires (i) periodic payments of accrued and unpaid interest in cash (x) in a minimum amount of (A) if such Loan has a floating interest rate based on the Benchmark, such Benchmark plus 22.40% per annum, (B) if such Loan has a floating interest rate based on the Prime Rate, the Prime Rate or (C) if such Loan has a fixed interest rate, 6% per annum and (y) on a current basis no less frequently than quarterly and (ii) a fixed amount of principal payable in cash no later than its stated maturity; (t) if such Loan is a registration-required obligation within the meaning of Section 163(f)(2) of the Code, such Loan is Registered; (u) other than with respect to any Ramp-up Participation Interest, such Loan is not a participation interest; (v) all information provided by the Borrower or the Collateral Manager with respect to the Loan is true, correct and complete in all material respects as of the date such information is provided; (w) such Loan (A) is not an Equity Security and (B) does not provide for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Collateral; (x) such Loan does not constitute Margin Stock; (y) unless such Loan is a Delayed Draw Loan or a Revolving Loan, such Loan does not require the Borrower to make advances in respect of such Loan at any time after the Borrower’s purchase of such Loan; provided that, if such Loan is a Delayed Draw Loan or a Revolving Loan, the acquisition of such Loan would not cause the sum of(A) the OLBsaggregate Unfunded Exposure Amount of all Loans that would qualify as a Delayed Draw Loan or Revolving Loanand (B) the sum of the OLBs plus the Aggregateaggregate Unfunded Exposure Amount of all Loans that would qualify as a Revolving Loan to exceed the greater of (i) 10% of the Aggregate OLB plus the Aggregate Unfunded Exposure Amount as of such date and (ii) the applicable amount set forth in Annex C; (z) such Loan shall not cause the aggregate OLBs of all Loans with respect to which the related Obligor is not domiciled, organized or incorporated in the United States or any State or territory thereof or Canada to exceed the greater of (i) 10% of the Aggregate OLB as of such date and (ii) the applicable amount set forth in Annex C; (aa) such Loan shall not cause the aggregate OLBs of all Loans that are fixed rate loans to exceed the greater of (i) 10% of the Aggregate OLB as of such date and (ii) the applicable amount set forth in Annex C; (bb) such Loan is not a PIK Loan; USActive 55525956.1255525956.15 21 “Facility Amount”: Up to $450,000,000, as such amount may vary from time to time pursuant to Sections 2.1(c) and 2.3 hereof; provided that the Facility Amount shall be (i) $250,000,000 on the Closing Date and (ii) $350,000,000 on the First Amendment Closing Date$600,000,000; provided further that on or after the earlier to occur of the Revolving Period End Date or the Termination Date, the Facility Amount shall mean the Advances Outstanding. “Facility Maturity Date”: The two-year anniversary of the Revolving Period End Date. “FATCA”: Sections 1471 through 1474 of the Code, as in effect on the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing the foregoing. “FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto. “Federal Funds Rate”: For any day, a per annum rate equal to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent for such day (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day. “Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC. “Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person. “First Amendment Closing Date”: June 29, 2021. “First Lien Loan”: A Loan that either (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) that is secured by a pledge of collateral, which security interest is validly perfected and first priority (subject to Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof) under Applicable Law and (iii) the Collateral Manager determines in good faith that the value of the collateral securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral. USActive 55525956.1255525956.15 24

“First Out Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to the “senior net leverage ratio” or any comparable term relating to any “first out” senior secured Indebtedness in the Underlying Instruments for such Loan; provided that if the “senior net leverage ratio” or such comparable term is not defined in the Underlying Instruments, then the First Out Attachment Ratio shall be the ratio of such “first out” senior secured Indebtedness (less Unrestricted Cash) to EBITDA, as calculated by the Collateral Manager in good faith using information from calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Underlying Instruments. For the avoidance of doubt, “first out” senior secured Indebtedness refers to all or any portion of such Loan that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the relevant Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings. “Fitch”: Fitch Ratings, Inc. or any successor thereto. “Floor”: a rate of interest equal to 0.0%. “Foreign Lender”: A Lender that is not a U.S. Person. “Fronting Exposure”: At any time there is a Defaulting Lender, with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Advances (other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof). “Funding Date”: With respect to any Advance, the date on which such Advance is made, which shall be the Business Day following the Business Day of receipt by the Administrative Agent and Lender of a Funding Notice and other required deliveries in accordance with Section 2.2. “Funding Notice”: A notice in the form of Exhibit A-1 requesting an Advance, including the items required by Section 2.2. “GAAP”: Generally accepted accounting principles as in effect from time to time in the United States. “General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC. “Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person. “Highest Required Investment Category”: (i) With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one (1) month instruments, “Aa2” and “P-1” for three (3) month USActive 55525956.1255525956.15 25 “Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning. “Ineligible Assignee”: Any private investment company, investment firm, investment partnership, private equity fund or other private equity investment vehicle. “Initial Assigned Value”: With respect to any Loan, the “Initial Assigned Value”, if any, set forth on the related Approval Notice by the Administrative Agent in its sole discretion, or such higher percentage as may be notified by the Administrative Agent to the Collateral Manager in its sole discretion from time to time. “Initial Lender Joinder Date”: The first date on which a financial institution other than Wells Fargo (or an Affiliate thereof) becomes a Lender hereunder pursuant to a Joinder Supplement. “Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing. “Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally. “Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event. “Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC. “Interest”: For each Accrual Period, the sum of the amounts determined (with respect to each day during such Accrual Period) in accordance with the following formula: IR x P x 1 D where: USActive 55525956.1255525956.15 27 USActive 55525956.1255525956.15 28 = = the Advances Outstanding on such day; and the Interest Rate for such day; D = 360 days (or, to the extent the Interest Rate for such day is determined pursuant to the proviso of the definition thereof, 365 or 366 days, as applicable). IR provided that (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason. “Interest Collections”: All payments of interest, late fees, amendment fees, prepayment fees and premiums, extension fees, consent fees and waiver fees on Loans and Permitted Investments, including any payments of accrued interest received on the sale of Loans or Permitted Investments and all payments of principal (including principal prepayments) on Permitted Investments purchased with the proceeds described in this definition, in each case, received in cash by or on behalf of the Borrower or Collateral Custodian; provided that, Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Loan and (y) interest received in respect of a Loan (including in connection with any sale thereof), which interest was purchased with Principal Collections. “Interest Collection Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian entitled “Interest Collection Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties. “Interest Rate”: With respect to any day, a rate per annum equal to (a) the applicable Benchmark for such day plus (b) the Applicable Spread for such day; provided that, for any day after the occurrence and during the continuance of a Disruption Event, the “Interest Rate” on that portion of the Advances Outstanding owing to the affected Lender accruing at the applicable Benchmark shall mean a rate per annum equal to (x) the Base Rate for such day plus (y) the Applicable Spread for such day. “Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans. “Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC. “ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from P time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “IRS”: The United States Internal Revenue Service. “Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit I to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by Section 2.1(c). “Lenders”: The meaning specified in the Preamble, including Wells Fargo Bank, National Association, and each financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower as contemplated by Section 2.1(c). For the avoidance of doubt, the Swingline Lender shall constitute a “Lender” with respect to the repayment of Swingline Advances for all purposes hereunder. “Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person. “Loan”: (a) Any loan which represents an obligation of the relevant Obligor that is (ai) sourced or originated by the Seller or any of its Affiliates and which the Borrower acquires or (bii) which the Borrower originates or acquires from a third party in the ordinary course of its business; provided that, any such loan is similar to those typically made to a commercial client or syndicated, sold or participated to a commercial bank or institutional loan investor or other financial institution in the ordinary course of business and (b) each Ramp-up Participation Interest. “Loan Advance”: The meaning specified in Section 2.1(a). “Loan File”: For each Loan, the following documents or instruments: (a) copies of each of the Required Loan Documents; (b) to the extent applicable to such Loan, the final copies for any related subordination agreement, intercreditor agreement, or similar instruments, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto; and (c) either (i) copies of any financing statements under the UCC, if any, and any related continuation statements, each showing the Obligor as debtor and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Collateral Manager to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing. USActive 55525956.1255525956.15 29 quote selected by the Collateral Manager and approved in writing by the Administrative Agent; provided that, if such Loan is a Distressed Loan or if the Administrative Agent or the Equityholder reasonably determines that any such quote is not current or accurate, either of the Administrative Agent or the Equityholder may reject such quote; (b) if the value of a Broadly Syndicated Loan is not determined in accordance with clause (a) above (either because no bid side quote is available or the Administrative Agent or the Equityholder reasonably rejects any such quote) and such Loan is not a Distressed Loan, by using the average of the bid side quotes determined by three Approved Broker Dealers active in the trading of such asset; or (i) if only two such bids can be obtained, the average of the bid side quotes of such two bids; or (ii) if only one such bid can be obtained, such bid; provided that, if the Administrative Agent reasonably determines that the quote of any such Approved Broker Dealer is not current or accurate, the Administrative Agent may reject such quote; or (c) if the value of a Loan is not determined in accordance with clause (a) or (b) above (either because no bid side quote is available or the Administrative Agent reasonably rejects one or more bid side quotes) or if such Loan is a Distressed Loan, by using the value assigned by the Administrative Agent in a notice thereof sent to the Collateral Manager, the Equityholder and the Collateral Custodian. “Master Participation Agreement”: AThe participation agreement dated as of the Closing Date, between the Seller and a Borrower relating to a Ramp-up Participation Interestan undivided 100% participation interest granted by the Seller to a Borrower in and to each Loan identified on the schedule attached to the Master Participation Agreement and in which a Lien is granted therein by the Borrower to the Administrative Agent pursuant to this Agreement. “Material Action”: The meaning specified in the Borrower LLC Agreement. “Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Loans, (c) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower or the Collateral Manager to perform its obligations under any Transaction Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Administrative Agent’s or the other Secured Parties’, lien on the Collateral. USActive 55525956.1255525956.15 32 Loan following the occurrence of a Value Adjustment Event with respect thereto; (iii) each Determination Date, (iv) the date of each Transaction and (v) the date of each Discretionary Sale. “Middle Market Loan”: A First Lien Loan that does not meet the criteria set forth in clauses (i)-(iii) of the definition of “Broadly Syndicated Loan”. “Moody’s”: Moody’s Investors Service, Inc., and any successor thereto. “Net Senior Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the related Underlying Instruments. “Non-Usage Fee”: A fee with respect to each Accrual Period in an amount equal to the sum for each day during such Accrual Period of (x) the product of (a) the Unused Facility Amount as of the close of business on such day multiplied by (b) the Non-Usage Fee Rate with respect to such day, divided by (y) 365. “Non-Usage Fee Rate”: For eachany day (a) until the earlier of (i) the six-month anniversary of the Closing Date and (ii) the date that the aggregate Advances Outstanding first exceeds $150,000,000, (A) 0.00% on the Unused Facility Amount up to $100,000,000 and (B) 0.50% on the portion of the Unused Facility Amount in excess of $100,000,000; (bA) on and after the earlier of (iThird Amendment Closing Date to (and including) the six-month anniversary of the Closing Date and (ii) the date that the aggregate Advances Outstanding first exceeds $150,000,000 and prior to the twelve-month anniversary of theThird Amendment Closing Date, (Ai) 0.50% on the first portion of the Unused Facility Amount up to the productsum of (x) 7540% multiplied by the Facility Amount and (y) the Facility Amount$90,000,000 and (Bii) 2.00% on the portion of the Unused Facility Amount in excess of the productsum of (x) 7540% and (y)multiplied by the Facility Amount; and (y) $90,000,000 and (cB) thereafter, (i) 0.50% on the first portion of the Unused Facility Amount up to the product of (x) 40% and (y) the Facility Amount and (ii) 2.00% on the portion of the Unused Facility Amount in excess of the product of (x) 40% and (y) the Facility Amount. “Noteless Loan”: A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the Borrower has not requested a promissory note from the related Obligor. USActive 55525956.1255525956.15 34 “QFC”: The meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QPAM”: A “qualified professional asset manager” within the meaning of the QPAM Exemption. “QPAM Exemption”: Prohibited Transaction Class Exemption 84-14, as amended. “Qualified Institution”: A depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC. “Ramp-up Participation Interest”: An undivided 100% participation interest granted by the Seller to a Borrower in and to each Loan identified on the schedule attached to the related Master Participation Agreement and in which a Lien is granted therein by the Borrower to the Administrative Agent pursuant to this Agreement. “Rating Agency”: Each of S&P, Fitch and Moody’s. “Recipient”: (a) The Administrative Agent, and (b) any Lender, as applicable. “Recurring Revenue”: With respect to any Recurring Revenue Loan, the meaning of “Recurring Revenue” or any comparable definition in the related Underlying Instruments relating to recurring maintenance or support revenues, subscription revenues, and recurring revenues attributable to software licensed or sold (excluding one-time license revenues) in the Underlying Instruments for such Loan. “Recurring Revenue Loan”: A Loan that (i) has a related Obligor organized under the law of the United States and is denominated in Dollars, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law, (iii) has a related Obligor that is principally engaged in an enterprise software business that derives revenue primarily under contractual agreements and/or selling software as a service, (iv) is structured or underwritten based on a multiple of the related Obligor’s Recurring Revenue, and (v) that contains a Recurring Revenue Loan Covenant Flip Scheduled Date (which date is no later than the 3 year anniversary of the date on which the Borrower acquired such Loan; provided that the Administrative Agent may re-designate such Loan as a First Lien Loan or a Second Lien Loan in its sole discretion if the recurring revenue covenants in the related Underlying Instruments are replaced (whether by amendment or by operation of such Underlying Instruments) with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) (a “Recurring Revenue Reclassification Date”). For any Loan USActive 55525956.1255525956.15 39 “Relevant Test Period”: With respect to any Loan, the relevant test period for the calculation of Net Senior Leverage Ratio, Total Leverage Ratio or Cash Interest Coverage Ratio, as applicable, for such Loan in accordance with the related Underlying Instruments or, if no such period is provided for therein, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that, with respect to any Loan for which the relevant test period is not provided for in the related Underlying Instruments, if four (4) consecutive fiscal quarters have not yet elapsed since the closing date of the relevant Underlying Instruments, “Relevant Test Period” shall initially include the period from such closing date to the end of the fourth fiscal quarter thereafter, and shall subsequently include each period of the last four (4) consecutive reported fiscal quarters of such Obligor. “Repayment Notice”: Each notice required to be delivered by the Borrower pursuant to Section 2.3 in respect of any reduction in the Facility Amount or repayment of Advances Outstanding, in the form of Exhibit A-2. “Reporting Date”: The date that is the fifth Business Day of each calendar month, with the first Reporting Date occurring in February 2021. “Required Advance Reduction Amount”: As of any Measurement Date, an amount equal to the greater of (a)(i) Advances Outstanding on such day minus (ii) the Borrowing Base on such day and (b) zero. “Required Lenders”: The Lenders representing an aggregate of more than 50% of (a) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the aggregate Commitments of the Lenders then in effect and (b) thereafter, the outstanding Advances; provided that, for the purposes of determining the Required Lenders, in the event that a Lender fails to provide funding for an Advance hereunder for which all conditions precedent have been satisfied, such Lender, as applicable, shall not constitute a Required Lender hereunder (and the Commitment of such Lender, and the portion of any outstanding Advances, as applicable, held or deemed held by, any Defaulting Lender shall be disregardedexcluded for purposes of determining whether the consentmaking a determination of the Required Lenders has been obtained). “Required Loan Documents”: For each Loan, the following documents or instruments: (a) (1) the original related executed promissory note (if any) or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank (and an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower), or (2) if such promissory note is not issued in the name of the Borrower, an executed copy of each assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan from any prior third party owner thereof directly to the Borrower and from the Borrower in blank; and USActive 55525956.1255525956.15 41

(b) to the extent applicable for the related Loan, copies of the executed (a) guaranty, (b) credit agreement, (c) loan agreement, (d) note purchase agreement, (e) sale and servicing agreement, (f) acquisition agreement (or similar agreement) and (g) security agreement; provided that, to the extent that final copies of the foregoing documents are not available as of the related Funding Date, the latest available draft copies with the final copies to be delivered within ten (10) Business Days after such Funding Date; and . (c) for any Ramp-up Participation Interest, a copy of the fully executed Master Participation Agreement. Pursuant to such Master Participation Agreement, the Seller shall sell a 100% participation interest in each such Ramp-up Participation Interest to the Borrower and shall acknowledge the assignment thereof by the Borrower to the Administrative Agent on behalf of the Secured Parties. As soon as practicable, but in no event later than the date that is sixty (60) days after the execution of the related Master Participation Agreement (or such longer period to which the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Collateral Custodian a fully executed assignment agreement assigning each such Ramp-up Participation Interest directly to the Borrower and written evidence satisfactory to the Administrative Agent that the Borrower is recognized as the owner of record by the administrative agent in respect of each applicable Underlying Instrument; “Required Minimum Equity Amount”: On any day, the greater of (x) the applicable amount set forth in Annex C and (y) the aggregate OLB of the Loans of the three (3) largest Obligors forming part of the Collateral. “Required Reports”: Collectively, the Borrowing Base Certificate, the financial statements of Obligors and the Equityholder and the annual statements as to compliance and the annual Independent public accountant’s report. “Responsible Officer”: With respect to any Person, any duly authorized officer, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. “Restricted Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding. “Revenue Recognition Implementation”: The implementation by an Obligor of IFRS 15/ASC 606. USActive 55525956.1255525956.15 42 “Review Criteria”: The meaning specified in Section 7.2(b)(i). “Revolving Loan”: Any Loan (other than a Delayed Draw Loan, but including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower. “Revolving Period”: The period commencing on the Closing Date and ending on the day preceding the earlier to occur of (a) the Revolving Period End Date, (b) the date on which the “investment period” of the Equityholder ends or (c) the Termination Date. “Revolving Period End Date”: The earlier to occur of (a) the three (3) year anniversary of the Third Amendment Closing Date (as such date may be extended pursuant to Section 2.3(c)) and (b) the Revolving Period Termination Date. “Revolving Period Termination Date”: The date of the declaration of the Termination Date pursuant to Section 9.2(a). “S&P”: S&P Global Ratings (or its successors in interest). “Sale Agreement”: The Loan Sale Agreement, dated as of the Closing Date, between the Seller, as seller, and the Borrower, as purchaser, as the same may be amended, modified, waived, supplemented or restated from time to time. “Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Borrower, the Collateral Manager and the Collateral Custodian incurred in connection with any such sale. “Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over the Borrower, the Collateral Manager, the Equityholder, the Seller or any of their respective Subsidiaries. “Sanctioned Person”: Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) on any list of targets identified or designated pursuant to any Sanctions, including those listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) listed on and OFAC’s Consolidated Non-SDN List; (cb) a legal entity that is deemed by OFAC to be a Sanctions target based on the direct or indirect ownership or control of such legal entity by Sanctioned Person(s); or (dc) a Person that is a Sanctionsthe target pursuantof or subject to any territorial or country-based Sanctions program. USActive 55525956.1255525956.15 43 amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital. “Special Purpose Provisions”: The meaning specified in the Borrower LLC Agreement. “Structuring Fee”: The meaning specified in Section 2.11(b). “Subsidiary”: As to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. “Swingline Advance”: Any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.1, and all such swingline loans collectively as the context requires. For the avoidance of doubt, all Swingline Advances shall be denominated in Dollars. “Swingline Commitment”: The commitment of the Swingline Lender to fund Swingline Advances, subject to the terms and conditions herein, in an amount not to exceed $60,000,000 outstanding at any time, as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Commitment of the Swingline Lender in its capacity as a Lender hereunder, and is not in addition thereto. “Swingline Lender”: The meaning specified in the Preamble. “Swingline Refund Date”: The meaning specified in Section 2.17(a). “Taxes”: Any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Termination Date”: The earliest of (a) the date of the termination in whole of the Facility Amount pursuant to Section 2.3(a), (b) the Facility Maturity Date and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a). “Third Amendment Closing Date”: December 1, 2023. USActive 55525956.1255525956.15 45 “Total Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Total Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Total Leverage Ratio” or comparable definition, the ratio of (i) the total Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the related Underlying Instruments. “Transaction”: The meaning specified in Section 3.2(a). “Transaction Documents”: This Agreement, the Sale Agreement, the Securities Account Control Agreement, eachthe Master Participation Agreement, any Joinder Supplement and the Collateral Custodian Fee Letter. “UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions. “Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Uncertificated Security”: The meaning specified in Section 8-102(a)(l8) of the UCC. “Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets. “Underlying Assignment Agreement”: Any assignment and acceptance, assignment and assumption, joinder or other assignment agreement, the form of which is specified under the applicable Underlying Instruments for use when assigning the related Loan. “Underlying Instruments”: The loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan or Permitted Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investment or of which the holders of such Loan or Permitted Investment are the beneficiaries. “United States”: The United States of America. “Unfunded Exposure Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian entitled “Unfunded Exposure Account” in the USActive 55525956.1255525956.15 46

successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.1, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. ARTICLE II. THE FACILITY Section 2.1. Advances. (a) Loan Advances. (i) (a) During the Revolving Period, the Borrower may, at its option, request the Lenders to make advances of funds (each, ana “Loan Advance”) under this Agreement pursuant to a Funding Notice, in an aggregate amount up to the Availability as of the proposed Funding Date of the Loan Advance; provided, however, that no Lender shall be obligated to make any Loan Advance on or after the date that is two (2) Business Days prior to the earlier to occur of the Revolving Period End Date or the Termination Date. (ii) (b) Following the receipt of a Funding Notice during the Revolving Period, subject to the terms and conditions hereinafter set forth, the Lenders shall fund such Loan Advance. Notwithstanding anything to the contrary herein, no Lender shall be obligated to make any Loan Advance if, after giving effect to such Loan Advance and the addition to the Collateral of the Eligible Loans to be acquired by the Borrower with the proceeds of such Loan Advance, (i) an Event of Default, Default or Collateral Manager Default would result therefrom on the date of such Loan Advance or (ii) the aggregate Advances Outstanding would exceed the Borrowing Base. (b) Swingline Advances. During the Revolving Period, the Borrower may, at its option, request the Swingline Lender make Swingline Advances to the Borrower by delivering a Funding Notice with respect to such requested Swingline Advance to the Administrative Agent, which shall forward such Funding Notice to the Swingline Lender and provide notification to the Lenders with respect thereto. Following the receipt of a Funding Notice during the Revolving Period and subject to the terms and conditions hereinafter set forth, USActive 55525956.1255525956.15 51 the Swingline Lender shall make the requested Swingline Advances to the Borrower. Notwithstanding anything to the contrary herein, the Swingline Lender shall not be obligated to fund any Swingline Advance if, after giving effect to the amount of the Swingline Advance requested, (i) in the sole discretion of the Swingline Lender, an Event of Default, Default or Collateral Manager Default would result therefrom on the date of such Swingline Advance or (ii) the aggregate Advances Outstanding would exceed the Borrowing Base. (c) The Borrower may, with the written consent of the Administrative Agent, add additional Persons as Lenders and increase the Commitments hereunder; provided that, the Commitment of any Lender may only be increased with the prior written consent of such Lender and the Administrative Agent. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent and the Borrower a Joinder Supplement and a representation letter in the form of Exhibit I. Upon such increase, Annex B hereto shall be deemed to be revised to reflect such increase in such Lender’s Commitment and those terms set forth on Annex C shall be revised as set forth therein in accordance with such increase. For the avoidance of doubt, on the Closing Date the Facility Amount shall be $250,000,000 and on any subsequent date of determination, the terms set forth on Annex C shall vary in accordance with the Facility Amount then in effect (including, prior to the earlier to occur of the end of the Revolving Period or the Termination Date, in connection with a permanent reduction of the Facility Amount). The Borrower, or the Collateral Manager on its behalf, may at any time request Annex C to be revised so long as it has received prior written consent from the Administrative Agent and the Required Lenders. (d) Advances to be made for the purpose of refunding Swingline Advances shall be made by the Lenders as provided in Section 2.17. Section 2.2. Procedures for Advances by the Lenders. (a) Subject to the limitations set forth herein, the Borrower may request an Advance from the Lenders by delivering to the Lenders at certain times the information and documents set forth in this Section 2.2. (b) No(x) Prior to the Initial Lender Joinder Date, with respect to all Loan Advances, no later than 3:00 p.m. on the proposed Funding Date, and (y) on and after the Initial Lender Joinder Date, with respect to (I) all Loan Advances, no later than 3:00 p.m. on the Business Day prior to the proposed Funding Date and (II) all Swingline Advances, no later than 3:00 p.m. on the proposed Funding Date, in each case, the Borrower (or the Collateral Manager on its behalf) shall deliver: (i) to the Administrative Agent and the Collateral Custodian a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof; (ii) to the Administrative Agent a description of the Obligor and the Loan(s) to be funded by the proposed Advance; USActive 55525956.1255525956.15 52 (iii) to the Administrative Agent a wire disbursement and authorization form, to the extent not previously delivered; (iv) to the Administrative Agent and the Collateral Custodian a duly completed Funding Notice which shall (a) specify the desired amount of such Advance, which amount must be at least equal to $500,000 (or, in the case of any Advance to be applied to fund any draw under a Delayed Draw Loan or Revolving Loan, such lesser amount as may be required to fund such draw), to be allocated to each Lender in accordance with its Pro Rata Share, (b) specify the proposed Funding Date of such Advance, (c) specify the Loan(s) to be financed on such Funding Date (including the appropriate file number, Obligor, original loan balance, OLB, Assigned Value and Purchase Price for each Loan) and, with respect to any Delayed Draw Loan or Revolving Loan, the amount to be deposited in the Unfunded Exposure Account in connection with the acquisition of such Loan(s) pursuant to Section 2.2(e) and (d) include a representation that all conditions precedent for an Advance described in Article III hereof have been met (except as otherwise provided in Section 2.2(e)). Each Funding Notice shall be irrevocable. If any Funding Notice is received by the Administrative Agent and each Lender after 3:00 p.m. on the Business Day prior to the Business Day for which such Advance is requested or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent and each Lender at 9:00 a.m. on the next Business Day. (c) On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) and upon satisfaction of the applicable conditions set forth in Article III: (i) in the case of a Loan Advance, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) an amount equal to the Availability on such Funding Date; and (ii) in the case of a Swingline Advance, the Swingline Lender shall make available to the Borrower in same day funds by wire transfer to the account designated by Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to the least of (x) the amount requested by the Borrower for such Swingline Advance, (y) the positive difference between (A) the Swingline Commitment then in effect and (B) the aggregate outstanding Swingline Advances as of such date and (z) the maximum amount that, after taking into account the proposed use of the proceeds of such Swingline Advance, could be advanced to the Borrower hereunder without causing the aggregate Advances Outstanding to exceed the Borrowing Base. (d) On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Loan Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder. (e) Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) an Event of Default or (ii) the Revolving Period End Date, if the amount on USActive 55525956.1255525956.15 53 forth in such Borrowing Base Certificate) to the following Persons, the following amounts in the following order of priority: (1) pro rata to (A) the Collateral Custodian, in an amount equal to any accrued and unpaid Collateral Custodian Fees; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(1)(A), Section 2.7(b)(1)(A) and Section 2.8(1)(A) shall not exceed $100,000 per annum, and (B) the applicable Governmental Authority for any Tax; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(1)(B), Section 2.7(b)(1)(B) and Section 2.8(1)(B) shall not exceed $25,000 per annum; (2) to the Collateral Manager, in an amount equal to any accrued and unpaid expenses; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(2), Section 2.7(b)(2) and Section 2.8(2) shall not exceed $100,000 per annum; (3) pro rata to each Lender, in an amount equal to (A) sucheach Lender’s share of the Interest for the related Accrual Period and any accrued and unpaid Interest for previous Accrual Periods, (B) sucheach Lender’s pro rata share of the Non-Usage Fee for the related Accrual Period and any unpaid Non-Usage Fees for previous Accrual Periods and (C) any unpaid Breakage Costs with respect to sucheach Lender; (4) pro rata to the Administrative Agent and each Lender, all fees and other amounts, including any Increased Costs and Structuring Fee, but other than the principal of Advances Outstanding, Commitment Reduction Fees and Administrative Expenses, then due to each such Person under this Agreement; (5) pro rata to each Lender, if the Required Advance Reduction Amount is greater than zero, an amount necessary to reduce the Required Advance Reduction Amount to zero; (6) pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee; (7) (i) prior to the Revolving Period End Date, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Equity Amount, and (ii) after the end of the Revolving Period, to the Unfunded Exposure Account in an amount equal to Exposure Amount Shortfall; (8) pro rata to each applicable party, to pay all other accrued and unpaid Administrative Expenses and Taxes; and (9) (A) during a Default, to remain in the Interest Collection Account or (B) otherwise, any remaining amounts shall be distributed to (or as directed by) the Borrower (to be used for any purpose, including distribution to the Equityholder). USActive 55525956.1255525956.15 56

(b) On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Custodian to pay pursuant to the latest Borrowing Base Certificate (and the Collateral Custodian shall make payment from the Principal Collection Account to the extent of Available Funds, in reliance on the information set forth in such Borrowing Base Certificate) to the following Persons, the following amounts in the following order of priority: (1) pro rata to (A) to the extent not paid pursuant to Section 2.7(a)(1)(A), to the Collateral Custodian, in an amount equal to any accrued and unpaid Collateral Custodian Fees; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(A), this Section 2.7(b)(1)(A) and Section 2.8(1)(A) shall not exceed $100,000 per annum and (B) to the extent not paid pursuant to Section 2.7(a)(1)(B), to the applicable Governmental Authority for any Tax; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(B), this Section 2.7(b)(1)(B) and Section 2.8(1)(B) shall not exceed $25,000 per annum; (2) to the extent not paid pursuant to Section 2.7(a)(2), to the Collateral Manager, in an amount equal to any accrued and unpaid expenses; provided that, the aggregate amount payable pursuant to Section 2.7(a)(2), this Section 2.7(b)(2) and Section 2.8(2) shall not exceed $100,000 per annum; (3) to the extent not paid pursuant to Section 2.7(a)(3), pro rata to each Lender, in an amount equal to (A) sucheach Lender’s share of the Interest for the related Accrual Period and any accrued and unpaid Interest for previous Accrual Periods, (B) sucheach Lender’s share of the Non-Usage Fee for the related Accrual Period and any unpaid Non-Usage Fees for previous Accrual Periods and (C) any unpaid Breakage Costs with respect to sucheach Lender; (4) to the extent not paid pursuant to Section 2.7(a)(4), pro rata to the Administrative Agent and each Lender, all other fees and other amounts, including any Increased Costs and Structuring Fee, but other than the principal of Advances Outstanding, Commitment Reduction Fee and Administrative Expenses, then due to each such Person under this Agreement; (5) to the extent not paid pursuant to Section 2.7(a)(5), pro rata to each Lender, if the Required Advance Reduction Amount is greater than zero, an amount necessary to reduce the Required Advance Reduction Amount to zero; (6) to the extent not paid pursuant to Section 2.7(a)(6), pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee; (7) during the Revolving Period, as directed by the Collateral Manager, to (A) repay Advances Outstanding, (B) return cash to the Principal Collection Account for application in accordance with the terms hereof and/or (C) unless a Default has occurred and is continuing, or after giving effect to such distribution the Availability USActive 55525956.1255525956.15 57 (2) to the Collateral Manager, in an amount equal to any accrued and unpaid expenses; provided that, the aggregate amount payable pursuant to Section 2.7(a)(2), Section 2.7(b)(2) and this Section 2.8(2) shall not exceed $100,000 per annum; (3) pro rata to each Lender, in an amount equal to (A) such Lender’s share of the Interest for the related Accrual Period and any accrued and unpaid Interest for previous Accrual Periods, (B) such Lender’s share of the Non-Usage Fee for the related Accrual Period and any unpaid Non-Usage Fees for previous Accrual Periods and (C) any unpaid Breakage Costs with respect to such Lender; (4) pro rata to the Administrative Agent and each Lender, all other fees and other amounts, including any Increased Costs and Structuring Fee, but other than the principal of Advances Outstanding, Commitment Reduction Fee and Administrative Expenses, then due to each such Person under this Agreement; (5) to the Unfunded Exposure Account in an amount equal to Exposure Amount Shortfall; (6) pro rata to the Lenders to pay the Advances Outstanding and any accrued and unpaid Commitment Reduction Fee; (7) pro rata to each applicable party, to pay all other Administrative Expenses and Taxes; and (8) (A) so long as such Event of Default is continuing, to remain in the Collection Account or (B) otherwise, any remaining amounts shall be distributed to (or as directed by) the Borrower (to be used for any purpose, including distribution to the Equityholder). Section 2.9. Collections and Allocations. (a) Collections. The Collateral Manager shall promptly identify any collections received as being on account of Interest Collections or Principal Collections and shall transfer, or cause to be transferred, all Collections received to the appropriate Collection Account within two Business Days after such Collections are received. The Collateral Manager shall include a statement as to the amount of Principal Collections and Interest Collections on deposit on each Reporting Date in the Borrowing Base Certificate delivered pursuant to Section 5.1(p). (b) Excluded Amounts. With the prior written consent of the Administrative Agent, the Collateral Manager may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent and each Lender. USActive 55525956.1255525956.15 59 an accurate, correct and complete IRS Form W-9 of the Equityholder or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Collateral Custodian having first received (x) instructions with respect to the investment of such funds, and (y) the forms and other documentation required by this paragraph. Section 2.10. Payments, Computations, Etc. (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Collateral Manager hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower or the Collateral Manager, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts (other than Advances) not paid or deposited when due hereunder at 5.25% per annum above the Prime Rate, payable on demand; provided that, such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to the Base Rate and the Non-Usage Fee, which shall each be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed. (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs then due pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full. (c) If any Advance requested by the Borrower is not effectuated as a result of the Borrower’s actions or failure to fulfill any condition under Section 3.2, as the case may be, on the date specified therefor, the Borrower shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance, but excluding the Applicable Spread. Section 2.11. Fees. (a) The Collateral Manager on behalf of the Borrower shall pay or cause to be paid in accordance with Sections 2.7 and 2.8, quarterly in arrears, the applicable Non-Usage Fee. (b) On or prior to the Closing Date, the Borrower shall pay or cause to be paid to the Administrative Agent a fee in an amount equal to the product of (x) the Facility Amount as of the Closing Date and (y) 1.00% (the “Structuring Fee”)[Reserved]. USActive 55525956.1255525956.15 61 Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to thesuch Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Collateral Custodian and the Administrative Agent, at the time or times reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent as will enable the Borrower, the Collateral Custodian or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.13(g)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing: (1) any Lender that is a U.S. Person shall deliver to the Borrower, the Collateral Custodian and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Custodian or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Custodian and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to USActive 55525956.1255525956.15 65

Discretionary Sale may be excluded from such 30% limitation with the prior written consent of the Administrative Agent and (b) any Discretionary Sale made pursuant to clause (B) or (C) of Section 2.14(iv) shall be excluded from such 30% limitation; provided, further, that the Borrower may make Discretionary Sales of Loans exceeding such 30% limitation if (x) all proceeds from such Discretionary Sales are applied pursuant to Section 2.3(b) to reduce Advances Outstanding and (y) the Facility Amount is concurrently reduced pursuant to Section 2.3(a) by an amount equal to the proceeds of such Discretionary Sales. Section 2.15. Assignment of the Sale Agreement. The Borrower hereby collaterally assigns to the Administrative Agent, for the benefit of the Secured Parties, all of the Borrower’s right, title and interest in and to, but none of its obligations under, the Sale Agreement and any UCC financing statements filed under or in connection therewith. In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Administrative Agent for the benefit of the Secured Parties its right to indemnification under the Sale Agreement. The Borrower confirms that the Administrative Agent, on behalf of the Secured Parties, at any time upon the occurrence and during the continuance of an Event of Default, shall have the right to enforce the Borrower’s rights and remedies under the Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties. Section 2.16. Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law: (i) such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1; (ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by that Defaulting Lender to the Swingline Lender under Section 2.17(a) for which the Swingline Lender has not otherwise been reimbursed in accordance with the terms hereof; third, if so determined by the Administrative Agent or the Swingline Lender, to be held as cash collateral and released in order to satisfy obligations of that Defaulting Lender to fund future participations in Swingline Advances under this Agreement; fourth, as the Borrower may request (so long as no Default or Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Administrative Agent in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund USActive 55525956.1255525956.15 69 future Advances under this Agreement; sixth, to the payment of any amounts owing to the other Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Administrative Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances or participations in Swingline Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances and funded participations in Swingline Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances, or funded participations in Swingline Advances, of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.16 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; (iii) during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Advances pursuant to Section 2.17, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (x) each such reallocation shall be given effect only if the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Advances shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Advances of that Lender; and (iv) such Defaulting Lender shall not be entitled to receive any Non-Usage Fee for, or Commitment Reduction Fee during, any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender). (b) If the Administrative Agent and the Swingline Lender in their respective sole discretion determine that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto in writing, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected USActive 55525956.1255525956.15 70 parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. The Administrative Agent and the Borrower (or Collateral Manager on its behalf) shall provide written notice to the Collateral Custodian of a Lender becoming a Defaulting Lender. Section 2.17. Refunding of Swingline Advances. (a) Each Swingline Advance shall be refunded by the Lenders to the Swingline Lender on the second Business Day following the date of such Swingline Advance (each such date, a “Swingline Refund Date”). Such refundings shall be made by the Lenders in accordance with their respective Pro Rata Shares and shall thereafter be reflected as Loan Advances of the Lenders on the books and records of the Administrative Agent (which, for the avoidance of doubt, shall reduce dollar-for-dollar the Swingline Advances outstanding). Each Lender shall refund its respective Pro Rata Share of Swingline Advances outstanding to the Swingline Lender by no later than 12:00 noon on the applicable Swingline Refund Date, which refunding shall constitute the Lenders’ Pro Rata Share of Advances. (b) The Borrower shall pay to the Swingline Lender, within twenty-two (22) days of demand, the amount of such Swingline Advances to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Advances requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Pro Rata Shares. (c) Each Lender acknowledges and agrees that its obligation to refund Swingline Advances in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 3.2. Further, each Lender agrees and acknowledges that if, prior to the refunding of any outstanding Swingline Advances pursuant to this Section, an Insolvency Event relating to the Borrower or the Seller shall have occurred, each Lender will, on the date the applicable Advance would have been made, purchase an undivided participating interest in the Swingline Advance to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Advance. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Advance, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded). (d) Notwithstanding anything to the contrary contained in this Section 2.17, the Swingline Lender shall not be obligated to make any Swingline Advance at a time when any other Lender is a Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender USActive 55525956.1255525956.15 71 which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure with respect to any such Defaulting Lender. ARTICLE III. CONDITIONS TO CLOSING AND ADVANCES Section 3.1. Conditions to Closing and Initial Advance. Neither any Lender, the Administrative Agent nor the Collateral Custodian shall be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied in the sole discretion of, or waived in writing by, the Administrative Agent: (a) Each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to the Administrative Agent. (b) The Administrative Agent shall have received reasonably satisfactory evidence that the Borrower, the Equityholder and the Collateral Manager have obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby. (c) The Borrower, the Equityholder and the Collateral Manager shall each have delivered to the Administrative Agent a certification in the form of Exhibit D. (d) The Borrower, the Equityholder and the Collateral Manager shall each have delivered to the Administrative Agent a certificate as to whether such entity is Solvent in the form of Exhibit C. (e) The Collateral Manager shall have delivered to the Administrative Agent certification that no Default, Event of Default, Change of Control or Collateral Manager Default has occurred and is continuing. (f) The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion or opinions of Schulte Roth & Zabel LLP counsel to the Borrower, covering (i) enforceability, grant and perfection of the security interests on the Collateral and (ii) non-consolidation of the Borrower with the Equityholder, in each case in form and substance reasonably acceptable to the Administrative Agent. (g) The Administrative Agent and each Lender shall have received copies of the Credit and Collection Policy. (h) The Administrative Agent and the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering USActive 55525956.1255525956.15 72 rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. (i) The UCC-1 financing statements naming (1) the Borrower as debtor and the Administrative Agent as secured party, and (2) the Seller as debtor, the Administrative Agent as assignee secured party and the Borrower as assignor secured party are in proper form for filing in the filing office of the appropriate jurisdiction and shall have been filed (or will be concurrently filed on the Closing Date or within one (1) Business Day thereafter) and, when filed, together with the Securities Account Control Agreement, are effective to perfect the Administrative Agent’s security interest in the Collateral such that the Administrative Agent’s security interest in the Collateral ranks senior to that of any other creditors of the Borrower, Equityholder or Seller (whether now existing or hereafter acquired), subject only to Permitted Liens. (j) The Administrative Agent shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower, the Equityholder and the Collateral Manager (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect. (k) The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and the Equityholder, and bankruptcy and pending lawsuits with respect to the Borrower and the Equityholder and the results of such search shall be satisfactory to the Administrative Agent. (l) The Administrative Agent and the Lenders shall have received the fees (including fees, disbursements and other charges of the Administrative Agent) to be received on the Closing Date referred to herein to the extent invoiced at least two (2) Business Days prior to the Closing Date. (m) The Equityholder shall have raised at least $500,000,000 in capital commitments from the investors of the Equityholder. Section 3.2. Conditions Precedent to All Advances and Reinvestments. (a) Each Advance and each reinvestment of Principal Collections pursuant to Section 2.7(d) (each, a “Transaction”) shall be subject to the further conditions precedent that: (i) with respect to, (x) prior to the Initial Lender Joinder Date, any Loan Advance, the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian) no later than 3:00 p.m. on the related Funding Date and (y) on and after the Initial Lender Joinder Date, (I) any Loan Advance, the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian) no later than 3:00 p.m. one (1) Business Day prior to the related Funding Date and (II) any Swingline USActive 55525956.1255525956.15 73 Advance, the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian) no later than 3:00 p.m. on the related Funding Date: (1) the documents required by Section 2.2(b) and a Loan List; and (2) a certificate of assignment substantially in the form of Exhibit F containing such additional information as may be reasonably requested by the Administrative Agent and each Lender or, with respect to any Loan with respect to which the Borrower is not party to any Underlying Instrument other than the relevant credit agreement, an assignment agreement in accordance with the requirements set forth in clause (a) of the definition of “Required Loan Documents”; (ii) with respect to any reinvestment of Principal Collections permitted by Section 2.7(d), the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian), no later than 3:00 p.m. one (1) Business Day prior to the day of any such reinvestment: (1) a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate, executed by the Collateral Manager and the Borrower; and (2) a certificate of assignment substantially in the form of Exhibit F containing such additional information as may be reasonably requested by the Administrative Agent and each Lender or, with respect to any Loan with respect to which the Borrower is not party to any Underlying Instrument other than the relevant credit agreement, an assignment agreement in accordance with the requirements set forth in clause (a) of the definition of “Required Loan Documents”; (b) On the date of such Transaction the following shall be true and correct and the Borrower and the Collateral Manager shall have certified in the related Borrower’s Notice that all conditions precedent to the requested Transaction have been satisfied and shall thereby be deemed to have certified that: (i) The representations and warranties contained in Section 4.1 and Section 4.2 are true and correct in all respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is made as of a specific date); (ii) No event has occurred, or would result from such Transaction or from the application of proceeds thereof, that constitutes an Event of Default, Default or Collateral Manager Default; (iii) On and as of such day, after giving effect to such Transaction, the Availability is greater than or equal to zero; USActive 55525956.1255525956.15 74 (iv) On and as of such day, the Borrower and the Collateral Manager each has performed all of the covenants and agreements contained in this Agreement to be performed by such Person on or prior to such day; and (v) No Applicable Law prohibits or enjoins the making of such Advance by any Lender or the proposed reinvestment of Principal Collections. (c) The Revolving Period End Date or the Termination Date shall not have occurred; (d) On the date of such Transaction, the Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably require; (e) The Borrower and Collateral Manager shall have delivered to the Administrative Agent all reports required to be delivered as of the date of such Transaction including, without limitation, all deliveries required by Section 2.2; (f) The Borrower shall have paid all fees then required to be paid and, without duplication of Section 2.11(d), shall have reimbursed the Lenders, the Collateral Custodian and the Administrative Agent for all fees, costs and expenses then required to be paid of closing the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable attorney fees and any other legal and document preparation costs incurred by the Lenders (other than any Defaulting Lender), the Collateral Custodian and the Administrative Agent; (g) The Borrower shall have received a copy of the related Approval Notice; (h) In connection with each Transaction, with respect to any Loan (other than a Ramp-up Participation Interest), the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 3:00 p.m. on the date of the related Transaction, (i) a Loan File with respect to each Loan proposed to be acquired by the Borrower in connection with such Transaction, and (ii) a faxed or an emailed copy of the duly executed original promissory notes for each Loan in respect of which a promissory note is issued (or, in the case of any Noteless Loan, a fully executed assignment agreement), and, if any Loans are closed in escrow, a written certification from the closing attorneys of such Loan confirming the possession of the Required Loan Documents and that all documentary conditions to such Loan have been satisfied; provided that, notwithstanding the foregoing, the Borrower shall cause the Required Loan Documents to be in the possession of the Collateral Custodian within ten (10) Business Days of any related Purchase Date with respect to any Loan. (i) On or prior to the date of the initial Advance, the Administrative Agent shall have received evidence satisfactory to it in its sole discretion that at least the Required Minimum Equity Amount (which may include capital contributions in Cash, securities or Loans) has been deposited by the Equityholder into the Principal Collection Account or has been credited to the Collateral Account. USActive 55525956.1255525956.15 75 (z) Amendments. No Loan has been amended, modified or waived, except for amendments, modifications or waivers, if any, to such Collateral otherwise permitted under Section 6.4(a) and in accordance with the Credit and Collection Policy. (aa) Full Payment. As of the Funding Date thereof, the Borrower has no knowledge of any fact which should lead it to expect that any Loan will not be repaid by the related Obligor in full. (bb) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Borrower pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct in all material respects. (cc) Members of the Borrower. The sole member of the Borrower is a U.S. Person. (dd) Sanctions. None of the Borrower, any Person directly or indirectly Controlling the Borrower nor any Person directly or indirectly ControllingControlled by the Borrower and, to the Borrower’s actual knowledge, no Related Party of the foregoing (i) is a Sanctioned Person; (ii) is Controlledowned or controlled by, or is or has been acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Person; or (iii) is, to the Borrower’s actual knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authorityGovernmental Authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. To each such Person. To the Borrower’s actual knowledge, no investor in such Person is a Sanctioned Person. The Borrower will notify each Lender and the Administrative Agent in writing promptlynot more than three (3) Business Days after becoming aware of any breach of this section. (ee) Anti-Money Laundering Laws and Anti-Corruption Laws. None of the Borrower, any Person directly or indirectly Controlling the Borrower nor any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s actual knowledge, no Related Party of the foregoing is, to the Borrower’s actual knowledge, under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws. (ff) (ee) Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification is true and correct in all respects as of the Closing Date. The Borrower will notify each Lender and Administrative Agent in writing promptly after becoming aware of any change in such information. The representations and warranties in Section 4.1(m) shall survive the termination of this Agreement and such representations and warranties may not be waived by any party hereto without the consent of the Administrative Agent. USActive 55525956.1255525956.15 86

(m) 1940 Act. The Collateral Manager is not required to register as an “investment company” within the meaning of the 1940 Act. (n) Compliance with Law. The Collateral Manager has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes in any material respect any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy). (o) No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Collateral Manager since its formation date. (p) Actions of the Collateral Manager. The Collateral Manager acknowledges and agrees that, as of the date hereof, all of the Loans owned by the Borrower as of the Closing Date (or subject to irrevocable commitments to purchase by the Borrower for settlement (as participations or assignments) after the Closing Date) are owned by way of an assignment (and not a participation), other than each Ramp-up Participation Interest, and are as set forth on Schedule III and hereby consents to the acquisition by the Borrower on the Closing Date (or, in respect of Loans with respect to which the Borrower has entered into irrevocable commitments to purchase as of the Closing Date for settlement after the Closing Date) of each Loan set forth on Schedule III. (q) Sanctions. None of the Collateral Manager, any Person directly or indirectly Controlling the Collateral Manager nor any Person directly or indirectly Controlling the Collateral ManagerControlled by the Collateral Manager and, to the Collateral Manager’s actual knowledge, no Related Party of the foregoing (i) is a Sanctioned Person; (ii) is Controlledowned or controlled by, or is or has been acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Person; or (iii) is, to the Collateral Manager’s actual knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authorityGovernmental Authority that enforces Sanctions; or (iv) will not cause the Obligations to be repaid with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. To the Collateral Manager’s actual knowledge, no investor in such Person is a Sanctioned Person. The Collateral Manager will notify each Lender and Administrative Agent in writing promptlynot more than three (3) Business Days after becoming aware of any breach of this section. (r) Anti-Money Laundering Laws and Anti-Corruption Laws. None of the Collateral Manager, any Person directly or indirectly Controlling the Collateral Manager nor any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s actual knowledge, no Related Party of the foregoing is under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws. USActive 55525956.1255525956.15 90 which will be released contemporaneously with the acquisition thereof by the Borrower) and in compliance in all material respects with all Applicable Laws. (b) No Fraud. Each Loan originated by an unaffiliated third party was, to the Seller’s knowledge as of the date of the transfer by the Seller to the Borrower of such Loan, originated without any fraud or material misrepresentation. (c) Sanctions. None of the Seller, any Person directly or indirectly Controlling the Seller nor any Person directly or indirectly ControllingControlled by the Seller and, to the Seller’s actual knowledge, no Related Party of the foregoing (i) is a Sanctioned Person; (ii) is Controlledowned or controlled by, or is or has been acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Person; or (iii) is, to the Seller’s actual knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authorityGovernmental Authority that enforces Sanctions; or (iv) will not cause the Obligations to be repaid with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. To the Seller’s actual knowledge, no investor in such Person is a Sanctioned Person. The Seller will notify each Lender and Administrative Agent in writing promptlynot more than three (3) Business Days after becoming aware of any breach of this section. (d) Anti-Money Laundering Laws and Anti-Corruption Laws. None of the Seller, any Person directly or indirectly Controlling the Seller nor any Person directly or indirectly Controlled by the Seller and, to the Seller’s actual knowledge, no Related Party of the is under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws. (e) (d) 1940 Act. The Seller is regulated as a business development company under the 1940 Act. (f) (e) BDC Status. The Seller will use its best efforts to continue to be regulated as a business development company under the 1940 Act. ARTICLE V. GENERAL COVENANTS Section 5.1. Affirmative Covenants of the Borrower. The Borrower covenants and agrees with the Lenders that during the Covenant Compliance Period: (a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof. (b) Preservation of Company Existence. The Borrower will (i) preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, USActive 55525956.1255525956.15 92 after the end of each fiscal year, commencing with the first fiscal year ended after the Closing Date, consolidated audited financial statements of the Borrower, audited by a firm of nationally recognized independent public accountants. (r) Equityholder Financial Statements. The Borrower will cause the Equityholder to submit to the Administrative Agent and each Lender, (A) within sixty (60) days after the end of each of its fiscal quarters (excluding the fiscal quarter ending on the date specified in clause (B)), commencing with the first fiscal quarter after the Closing Date, consolidated unaudited financial statements of the Equityholder for the most recent fiscal quarter and (B) within one hundred and twenty (120) days after the end of each fiscal year, commencing with the first fiscal year ended after the Closing Date, consolidated audited financial statements of the Equityholder, audited by a firm of nationally recognized independent public accountants. (s) Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the security interests and Liens created or intended to be created hereby. Such security interests and Liens will be created hereunder and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(s). The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. (t) Non-Consolidation. The Borrower shall at all times act in a manner such that each of the assumptions made by Schulte Roth & Zabel LLP in their opinion delivered pursuant to Section 3.1(f)(ii) is true and accurate in all material respects. The Borrower shall at all times observe and be in compliance in all material respects with all covenants and requirements in the Borrower LLC Agreement. (u) Delivery of Certificates of Assignments. The Borrower shall deliver to the Administrative Agent (with a copy to the Collateral Custodian) no later than sixty (60) days after the execution of a Master Participation Agreement, certificate of assignment substantially in the form of Exhibit F (including Exhibit A thereto), with respect to each related Ramp-up Participation Interest containing such additional information as may be reasonably requested by the Administrative Agent[Reserved]. (v) Loan Acquisitions. All Loans acquired by the Borrower shall be acquired either from the Seller pursuant to the Sale Agreement or the Master Participation Agreement or from an unaffiliated third party, except as otherwise provided in Section 2.3 of the Sale Agreement. (w) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower shall, and the Borrower shall ensure that each Person directly or indirectly Controlling the Borrower shalland each Person directly or indirectly Controlled by the Borrower and, to the Borrower’s actual knowledge, any Related Party of the foregoing will: (i) comply USActive 55525956.1255525956.15 97 with all applicable Anti–-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not, directly or indirectly, use any of the creditproceeds of any Advance hereunder to fund, finance, or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations with proceeds that are directly or, to its actual knowledge, indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws. (x) Other. The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager or the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or the other Secured Parties under or as contemplated by this Agreement. (y) Compliance with Sanctions. The Borrower shall, and shall ensure that any Person directly or indirectly Controlling the Borrower nor any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s actual knowledge, any Related Party of the foregoing will, comply with all applicable Sanctions, and maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing not more than three (3) Business Days after becoming aware of any breach of this section. Section 5.2. Negative Covenants of the Borrower. During the Covenant Compliance Period: (a) Other Business. The Borrower will not (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents and the Borrower LLC Agreement, (B) the acquisition, ownership and management of the Collateral and (C) the sale or disposition of Loans and other Collateral as permitted hereunder, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to the Transaction Documents or (iii) form any Subsidiary or make any Investment in any other Person (other than Permitted Investments). (b) Collateral Not to be Evidenced by Instruments. The Borrower will take no action to cause any Loan that is not, as of the Closing Date or the related Purchase Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the USActive 55525956.1255525956.15 98 unless (x) the change in such instructions is to comply with the terms of the Transaction Documents or (y) the Administrative Agent has consented to such change. (i) Extension or Amendment of Collateral. The Borrower will not, except as otherwise permitted in Section 6.4(a), consent to the extension, amendment or other modification of the terms of any Loan without the prior written consent of the Administrative Agent. (j) Fiscal Year. The Borrower shall not change its fiscal year or method of accounting without providing the Administrative Agent with prior written notice (i) providing a detailed explanation of such changes and (ii) including a pro forma financial statements demonstrating the impact of such change. (k) Change of Control. The Borrower shall not enter into any transaction or agreement which results in a Change of Control. (l) Sole Ownership. The Borrower shall not have more than one (1) owner of its membership interests during the term of this Agreement. (m) Disregarded Entities. The Borrower shall not file any election or take any position to be other than a “disregarded entity” for U.S. tax purposes. (n) Restricted Payments. The Borrower shall not make any Restricted Payments other than (i) so long as no Event of Default or Default has occurred and is continuing or would result therefrom, (x) amounts on deposit in the Interest Collection Account that would have been distributed pursuant to Section 2.7(a)(9) on the immediately preceding Payment Date but for the existence of a Default, (y) amounts on deposit in the Principal Collection Account that would have been distributed pursuant to Section 2.7(b)(11) on the immediately preceding Payment Date but for the existence of a Default and (z) amounts on deposit in the Collection Account that would have been distributed pursuant to Section 2.8(9) on the immediately preceding Payment Date but for the existence of an Event of Default and (ii) amounts the Borrower receives in accordance with Section 2.7, Section 2.8 or any other provision of any Transaction Document which expressly requires or permits payments to be made to or amounts to be reimbursed to the Borrower. (o) Compliance with Sanctions. None of theThe Borrower norshall not, and shall ensure that any Person directly or indirectly Controlling the Borrower will, any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s actual knowledge, any Related Party of the Borrower,foregoing will not, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance, or facilitate any activities or, business or transactions of or with a Sanctioned Person, or (ii) in any other manner that would beis prohibited by Sanctions or wouldthat could otherwise cause any Lender to be in breach of any Sanctions. The Borrower shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance withwill not fund any repayment of the Obligations with proceeds derived, directly or, to its actual knowledge, indirectly, from any transaction that is prohibited by Sanctions or that could otherwise cause any Lender or any other party to this Agreement, or, to its actual knowledge, any USActive 55525956.1255525956.15 100 Related Party, to be in breach of any Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing promptlynot more than three (3) Business Days after becoming aware of any breach of this section. Section 5.3. Affirmative Covenants of the Collateral Manager. The Collateral Manager covenants and agrees with the Lenders that during the Covenant Compliance Period: (a) Compliance with Law. The Collateral Manager will comply in all material respects with all Applicable Law, including those with respect to the Collateral or any part thereof. (b) Preservation of Company Existence. The Collateral Manager will (i) preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. (c) Performance and Compliance with Collateral. The Collateral Manager will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral and will do nothing to impair the rights of the Administrative Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral. (d) Keeping of Records and Books of Account. (i) The Collateral Manager will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain in all material respects all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral and the identification of the Collateral. (ii) The Collateral Manager shall permit the Administrative Agent or its designated representatives to visit the offices of the Collateral Manager during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Collateral Manager having knowledge of such matters; provided that the right of the Administrative Agent provided herein to visit and inspect the financial records and properties of the Collateral Manager shall be limited to not more than one (1) such visit and inspection in any fiscal year; provided further that after the occurrence of a Collateral Manager Default or an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Collateral Manager Default or Event of Default, the number of visits occurring in the current fiscal year shall be deemed to be zero. USActive 55525956.1255525956.15 101 (n) Loan Register. The Collateral Manager will maintain, or cause to be maintained, with respect to each Noteless Loan with respect to which the Collateral Manager or an Affiliate thereof acts as administrative agent (or a comparable capacity), a register (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the principal amount of such Noteless Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan received from the related Obligor, (y) the date of origination of such Noteless Loan and (z) the maturity date of such Noteless Loan. At any time such a Noteless Loan is included in the Collateral, the Collateral Manager shall deliver to the Borrower, the Administrative Agent and the Collateral Custodian a copy of the related Loan Register, together with a certificate of a Responsible Officer of the Collateral Manager certifying to the accuracy of such Loan Register as of the date of acquisition of such Noteless Loan by the Borrower, all of which information may be included in the applicable Borrowing Base Certificate. (o) Compliance with Sanctions. The Collateral Manager shall, and shall ensure that any Person directly or indirectly Controlling the Collateral Manager, any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s actual knowledge, any Related Party of the foregoing will, comply with all applicable Sanctions, and maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Collateral Manager will notify each Lender and the Administrative Agent in writing not more than three (3) Business Days after becoming aware of any breach of this section. (p) (o) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Collateral Manager, shall, and shall ensure that each Person directly or indirectly Controlling the Collateral Manager and each Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s actual knowledge, any Related Party of the foregoing shallwill: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not causethat the Borrower todoes not, directly or, to its actual knowledge, indirectly, use any of the creditproceeds of any Advance hereunder to fund, finance, or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not causethat the Borrower todoes not fund any repayment of the Obligations with proceeds that are directly or, to its actual knowledge, indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws. USActive 55525956.1255525956.15 104 (p) Sanctions. The Collateral Manager shall promptly notify the Administrative Agent and the Lenders in writing of any breach of any representation, warranty or covenant relating to Sanctions or Sanctioned Persons by itself or by the Borrower. Section 5.4. Negative Covenants of the Collateral Manager. During the Covenant Compliance Period: (a) Mergers, Acquisition, Sales, etc. The Collateral Manager will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or all or substantially all of the equity interests of any other Person, or sell, transfer, convey or lease all or substantially all of its assets, or sell or assign with or without recourse any Collateral or any interest therein (other than as otherwise permitted pursuant to this Agreement). (b) Change of Location of Underlying Instruments. The Collateral Manager shall not, without the prior consent of the Administrative Agent, consent to the Collateral Custodian moving any Certificated Securities or Instruments from the Collateral Custodian’s offices set forth in Section 5.5(c) on the Closing Date (except as otherwise permitted pursuant to this Agreement, including Section 7.8 or Section 7.9), unless the Collateral Manager has given at least thirty (30) days’ written notice to the Administrative Agent and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent as agent for the Secured Parties in the Collateral (subject to Permitted Liens). (c) Change in Payment Instructions to Obligors. The Collateral Manager will not make any change in its instructions to Obligors regarding payments to be made with respect to the Collateral to the Collection Account, unless (x) the change in such instructions is to comply with the terms of the Transaction Documents or (y) the Administrative Agent has consented to such change. (d) Extension or Amendment of Collateral. The Collateral Manager will not, except as otherwise permitted in Section 6.4(a), consent on behalf of the Borrower to the extension, amendment or modification to the terms of any Loan without the prior written consent of the Administrative Agent. (e) Members of the Borrower. The Collateral Manager shall not permit any Person which is not a “United States Person” within the meaning Section 7701(a)(30) of the Code to own any membership interests in the Borrower. (f) Bankruptcy. The Collateral Manager will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or Insolvency Laws. (g) Compliance with Sanctions. None ofThe Collateral Manager shall not, and shall ensure that any Person directly or indirectly Controlling the Collateral Manager nor any Person directly or indirectly ControllingControlled by the Collateral Manager will, directly orand, to the knowledge of the Collateral Manager,’s actual knowledge, any Related Party of the foregoing will not, directly or indirectly, cause the Borrower to use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint USActive 55525956.1255525956.15 105 venture partner, or other Person (i) to fund, finance or facilitate any activities or , business or transactions of or with a Sanctioned Person, or (ii) in any manner that would beis prohibited by Sanctions or wouldthat could otherwise cause any Lender to be in breach of any Sanctions. The Collateral Manager shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance withwill not cause the funding of any repayment of the Obligations with proceeds derived, directly or, to its actual knowledge, indirectly, from any transaction that is prohibited by Sanctions or that could otherwise cause any Lender or any other party to this Agreement, or, to its actual knowledge, any Related Party, to be in breach of any Sanctions. The Collateral Manager will notify each Lender and the Administrative Agent in writing promptlynot more than three (3) Business Days after becoming aware of any breach of this section. Section 5.5. Affirmative Covenants of the Collateral Custodian. During the Covenant Compliance Period: (a) Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law. (b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. (c) Location of Underlying Instruments. Subject to Section 7.8, the Underlying Instruments shall remain at all times in the possession of the Collateral Custodian at its offices at 425 Hennepin Ave., Minneapolis, MN, 55414, unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Underlying Instruments to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Underlying Instruments may be released pursuant to this Agreement. Section 5.6. Negative Covenants of the Collateral Custodian. During the Covenant Compliance Period: (a) Underlying Instruments. The Collateral Custodian will not dispose of any documents constituting the Underlying Instruments in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement. The Collateral Custodian’s services hereunder shall be conducted through its Corporate Trust Services division (including, as applicable, any agents or Affiliates utilized thereby). (b) No Changes to Collateral Custodian Fee. The Collateral Custodian will not make any changes to the Collateral Custodian Fee set forth in the Collateral Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower. USActive 55525956.1255525956.15 106 Section 5.7. Covenants of the Seller and the Equityholder. (a) Notice. Promptly after the knowledge (without giving effect to Section 1.4(l)) or receipt of notice of a Responsible Officer of the Seller of the same, the Seller shall notify the Administrative Agent and the Borrower if any representation or warranty set forth in Section 4.5 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. The Seller shall notify the Administrative Agent and the Borrower in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge (without giving effect to Section 1.4(l)) of a Responsible Officer of the Seller which would render any of the said representations and warranties untrue as of such Funding Date. (b) Negative Pledge. The Seller, as the Equityholder, shall not permit any Person to have a Lien over the limited liability company interests of the Borrower (other than Permitted Liens). (c) Compliance with Sanctions. The Seller and the Equityholder shall not, and shall ensure that any Person directly or indirectly Controlling the Seller or the Equityholder, any Person directly or indirectly Controlled by the Seller or the Equityholder and, to the Seller’s or the Equityholder’s actual knowledge, any Related Party of the foregoing will not, directly or, to its actual knowledge, indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions of or with a Sanctioned Person or (ii) in any manner that is prohibited by Sanctions or that could otherwise cause any Lender to be in breach of any Sanctions. The Seller and the Equityholder will not cause the funding of any repayment of the Obligations with proceeds derived, directly or, to its actual knowledge, indirectly, from any transaction that is prohibited by Sanctions or that could otherwise cause any Lender or any other party to this Agreement, or, to its actual knowledge, any Related Party, to be in breach of any Sanctions. The Seller and the Equityholder shall, and shall ensure that each Person directly or indirectly Controlling the Seller or the Equityholder, each Person directly or indirectly Controlled by the Seller or the Equityholder and, to the Seller’s or the Equityholder’s actual knowledge, any Related Party of the foregoing will, comply with all applicable Sanctions, and maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Seller or the Equityholder, as applicable, will notify each Lender and the Administrative Agent in writing not more than three (3) Business Days after becoming aware of any breach of this section. (d) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Seller and the Equityholder shall, and shall ensure that each Person directly or indirectly Controlling the Seller or the Equityholder, each Person directly or indirectly Controlled by the Seller or the Equityholder and, to the Seller’s or the Equityholder’s actual knowledge, any Related Party of the foregoing will: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering USActive 55525956.1255525956.15 107 Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure that the Borrower does not, directly or, to its actual knowledge, indirectly, use the proceeds of any Advance hereunder to fund, finance, or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure that the Borrower does not fund any repayment of the Obligations with proceeds that are directly or, to its actual knowledge, indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws. ARTICLE VI. COLLATERAL MANAGEMENT Section 6.1. Designation of the Collateral Manager. Subject to Section 6.11, the servicing, administering and collection of the Collateral shall be conducted by the Collateral Manager. Section 6.2. Duties of the Collateral Manager. (a) Appointment. Pursuant to the Borrower LLC Agreement, the Borrower has appointed the Collateral Manager as its agent to service the Collateral and enforce its rights and remedies in, to and under such Collateral. The Collateral Manager has accepted such appointment and agrees to perform the duties and obligations with respect thereto as set forth herein. The Collateral Manager and the Borrower hereby acknowledge that the Administrative Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Collateral Manager hereunder. (b) Duties. The Collateral Manager shall take or cause to be taken all such actions as may be necessary or advisable to collect on the Collateral from time to time, all in accordance with Applicable Law and the Credit and Collection Policy. Without limiting the foregoing, the duties of the Collateral Manager shall include the following: (i) preparing and submitting claims to, and acting as post-billing liaison with, Obligors on each Loan (for which no administrative or similar agent exists); (ii) maintaining all necessary records and reports with respect to the Collateral and providing such reports to the Administrative Agent in respect of the management and administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent may reasonably request; (iii) maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate management and administration records evidencing the Collateral in the event of the destruction of the originals thereof) and USActive 55525956.1255525956.15 108 until the Collateral Manager has received notice of the Administrative Agent’s exercise of its power of attorney hereunder. ARTICLE IX. EVENTS OF DEFAULT Section 9.1. Events of Default. The following events shall be Events of Default (“Events of Default”) hereunder: (a) the Borrower defaults in making any payment required to be made under an agreement for borrowed money (other than this Agreement) to which it is a party individually or in an aggregate principal amount in excess of $500,000 and such default is not cured within the applicable cure period, if any, provided for under such agreement; or (b) the Borrower fails to make any payment of accrued and unpaid Interest when due and such failure is not cured within five (5) Business Days; or (c) the Borrower fails to repay the Obligations in full on the Termination Date; or (d) any failure on the part of the Borrower or the Equityholder to duly observe or perform in any material respect any other covenants or agreements of the Borrower (other than those specifically addressed by a separate Event of Default) set forth in this Agreement or the other Transaction Documents to which the Borrower is a party, and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower and (ii) the date on which the Borrower acquires knowledge thereof; or (e) any representation, warranty or certification made by the Borrower or the Equityholder in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made or deemed made, which has a material adverse effect on the Administrative Agent or any Lender and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower and (ii) the date on which the Borrower acquires knowledge thereof; or (f) the occurrence of an Insolvency Event relating to the Borrower or the Equityholder; or (g) the occurrence and continuation of a Collateral Manager Default; (h) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $500,000 against the Borrower, and the Borrower shall not have, within ninety (90) USActive 55525956.1255525956.15 126

Section 11.10. Erroneous Payments. (a) The LenderLenders, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party or any other Person that the Administrative Agent has determined in its sole discretion that such person has received funds on behalf of a Lender, Secured Party or other Person (each such recipient, a “Payment Recipient”) from the Administrative Agent or any of its Affiliates which were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.10(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) then such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent in writing of such occurrence. (c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf shall cause such Payment Recipient to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the USActive 55525956.1255525956.15 138 Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from the Lender that is a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Payment Recipient (i) such Payment Recipient shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made to the Administrative Agent or, at the option of the Administrative Agent, the Lender Affiliated with the Administrative Agent, in a principal amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, without further consent or approval of any party hereto without any further payment by the Administrative Agent or its Affiliated Lender as the assignee of such Erroneous Payment Deficiency Assignment, and the Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. As to any Erroneous Payment Deficiency Assignment, the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.16. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of the applicable Lender and such Commitments shall remain available in accordance with the terms of this Agreement. (e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations) and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower (or were withdrawn from the Collection Account) as repayment of such Obligations). (f) Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under pursuant to this Section 11.10 or under the indemnification provisions of this Agreement. USActive 55525956.1255525956.15 139 (g) Each party’s obligations under this Section 11.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document. ARTICLE XII. MISCELLANEOUS Section 12.1. Amendments and Waivers. Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Equityholder, the Collateral Manager, the Administrative Agent and the Required Lenders; provided that (i) any amendment of the Agreement that is solely for the purpose of adding a Lender may be effected without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Custodian shall be effective without the written agreement of such Person, and (iii) any amendment of the Agreement that a Lender is advised by its legal or financial advisors to be necessary in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of any other Lender but with the written consent of the Borrower (not to be unreasonably withheld) and (iv) no such amendment, waiver or modification shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender. (a) Benchmark Replacement Settings (1) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders holding greater than 50% of the aggregate Commitments then in effect. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 12.1 will occur prior to the applicable Benchmark Transition Start Date. (2) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the USActive 55525956.1255525956.15 140 the contrary. The register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation interest hereunder shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each such participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. No sale of a participation shall be valid unless recorded in the Participant Register. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Section 12.17. Heading and Exhibits. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes. Section 12.18. Intent of the Parties. It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(15) of the UCC. Section 12.19. Recognition of the U.S. Special Resolution Regimes. In the event To the extent that the Borrowerthis Agreement and/or any other Transaction Document constitutes a QFC, the Borrower agrees with each Secured Party as of the Closing Date as follows: (a) In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Borrower of this Agreement and/or anysuch other Transaction Document, and any interest and obligation in or under this Agreement and/or anysuch other Transaction Document, from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or anysuch other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. USActive 55525956.1255525956.15 150

(b) In the event that ~~the Borrower~~a Covered Party or a BHC Act Affiliate of ~~the Borrower~~such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or ~~any~~such other Transaction Document that may be exercised against ~~the Borrower~~such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or ~~any~~such other Transaction Document were governed by the laws of the United States or a state of the United States.

[Remainder of Page Intentionally Left Blank.]

USActive ~~55525956.12~~55525956.15 151

THE ADMINISTRATIVE AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

SWINGLINE LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swingline Lender

By:
Name:
Title:

[Signatures Continued on the Following Page]

Annex A (Continued)

WELLS FARGO BANK, NATIONAL ASSOCIATION
550 South Tryon Street
Charlotte, NC 28202
Attention: Corporate Debt Finance
Facsimile: (704) 715-0067
Confirmation: (704) 410-2489
All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com and agencyservices.request@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender and Swingline Lender
550 South Tryon Street
Charlotte, NC 28202
Attention: Corporate Debt Finance
Facsimile: (704) 715-0067
Confirmation: (704) 410-2489
All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com and agencyservices.request@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Custodian
For notices

Wells Fargo Bank, National Association
Corporate Trust Services Division
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attn: CDO Trust Services—New Mountain Capital
Fax: (410) 715-3748
Phone(410) 884-2000

Annex B

Lender	Commitment
Wells Fargo Bank, National Association	$~~350,000,000~~600,000,000

USActive ~~55525956.12~~55525956.15

Annex C

~~1~~	~~2~~	~~3~~	~~4~~
Facility Amount~~[1,2]~~	~~$350,000,000~~	~~$400,000,000~~	$~~450,000,000~~ 600,000,000
Eligible Loan			
Clause (z) Non-US Loans	~~$35,000,000~~	~~$40,000,000~~	$~~45,000,000~~ 60,000,000
Clause (y) Unfunded	~~$35,000,000~~	~~$40,000,000~~	$~~45,000,000~~ 60,000,000
Clause (aa) Fixed Rate	~~$35,000,000~~	~~$40,000,000~~	$~~45,000,000~~ 60,000,000
Clause (dd)(i) 2 Largest Obligors	~~$35,000,000~~	~~$40,000,000~~	$~~45,000,000~~ 60,000,000
Clause (dd)(ii) Next 3 Largest Obligors	~~$27,000,000~~	~~$33,000,000~~	$~~37,000,000~~ 50,000,000
Clause (dd)(iii) All Other Obligors	~~$23,000,000~~	~~$26,500,000~~	$~~30,000,000~~ 40,000,000
Clause (ee) Second Lien Loans	~~$17,500,000~~	~~$20,000,000~~	$~~22,500,000~~ 30,000,000
Clause (ff) Recurring Revenue Loans	~~$35,000,000~~	~~$40,000,000~~	$~~45,000,000~~ 60,000,000

~~[1] If the current Facility Amount is not equal to an amount set forth in the "Facility Amount" row, then the applicable Facility Amount shall be the next lowest amount set forth in the "Facility Amount" row.~~

~~[2] If the Facility Amount is reduced below $350,000,000, each number in column 1 of the above chart shall be agreed to in writing (including via email) at the time of such reduction by the Borrower and the Administrative Agent.~~

USActive ~~55525956.12~~55525956.15

Required Minimum Equity Amount			
Clause (x)	~~$100,000,000~~	~~$113,000,000~~	$~~127,000,000~~ 170,000,000

USActive ~~55525956.12~~55525956.15